Exhibit 2.1

James H.M. Sprayregen, P.C.
Paul M. Basta
Ray C. Schrock
KIRKLAND & ELLIS LLP
601 Lexington Avenue
New York, New York 10022
Telephone:	(212) 446-4800
Facsimile:	(212) 446-4900
- and -
James J. Mazza, Jr.
KIRKLAND & ELLIS LLP
300 North LaSalle
Chicago, Illinois 60654
Telephone	(312) 862-2000
Facsimile:	(312) 862-2200
Counsel to the Debtors and Debtors in Possession

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

)
In re:	)	Chapter 11
)
THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC., et al.[1]	) )	Case No. 10-24549 (RDD)
)
Debtors.	)	Jointly Administered
)

DEBTORS’ FIRST AMENDED JOINT PLAN OF REORGANIZATION

PURSUANT TO CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE

Dated: February 17, 2012

[1]

The Debtors in these Chapter 11 Cases, along with the last four digits of each Debtor’s federal tax identification number, are: The Great Atlantic & Pacific Tea Company, Inc. (0974); 2008 Broadway, Inc. (0986); AAL Realty Corporation (3152); Adbrett Corporation (5661); Amsterdam Trucking Corporation (1165); APW Supermarket Corporation (7132); APW Supermarkets, Inc. (9509); Bergen Street Pathmark, Inc. (1604); Best Cellars DC Inc. (2895); Best Cellars Inc. (9550); Best Cellars Licensing Corp. (2896); Best Cellars Massachusetts, Inc. (8624); Best Cellars VA Inc. (1720); Bev, Ltd. (9046); Borman’s Inc. (9761); Bridge Stuart, Inc. (8652); Clay-Park Realty Co., Inc. (0902); Compass Foods, Inc. (0653); East Brunswick Stuart, LLC (9149); Farmer Jack’s of Ohio, Inc. (5542); Food Basics, Inc.(1210); Gramatan Foodtown Corp. (5549); Grape Finds At DuPont, Inc. (9455); Grape Finds Licensing Corp. (7091); Grapefinds, Inc. (4053); Greenlawn Land Development Corp. (7062); Hopelawn Property I, Inc. (6590); Kohl’s Food Stores, Inc. (2508); Kwik Save Inc. (8636); Lancaster Pike Stuart, LLC (9158); LBRO Realty, Inc. (1125); Lo-Lo Discount Stores, Inc. (8662); Mac Dade Boulevard Stuart, LLC (9155); McLean Avenue Plaza Corp. (5227); Milik Service Company, LLC (0668); Montvale Holdings, Inc. (6664); North Jersey Properties, Inc. VI (6586); Onpoint, Inc. (6589); Pathmark Stores, Inc. (9612); Plainbridge, LLC (5965); SEG Stores, Inc. (4940); Shopwell, Inc. (3304); Shopwell, Inc. (1281); Spring Lane Produce Corp. (5080); Super Fresh/Sav-A-Center, Inc. (0228); Super Fresh Food Markets, Inc. (2491); Super Market Service Corp. (5014); Super Plus Food Warehouse, Inc. (9532); Supermarkets Oil Company, Inc. (4367); The Food Emporium, Inc. (3242); The Old Wine Emporium of Westport, Inc. (0724); The South Dakota Great Atlantic & Pacific Tea Company, Inc (4647); Tradewell Foods of Conn., Inc. (5748); Upper Darby Stuart, LLC (9153); and Waldbaum, Inc. (8599). The location of the Debtors’ corporate headquarters is Two Paragon Drive, Montvale, New Jersey 07645.

i

TABLE OF CONTENTS (cont’d)

T.	Restructuring Transactions	40
U.	Corporate Existence	41
V.	Tax Reporting Matters	41
W.	Management Services Agreement	41
X.	Adequate Assurance Deposits	41

Article V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		41
A.	Rejection of Executory Contracts and Unexpired Leases	41
B.	Assumption of Executory Contracts and Unexpired Leases	42
C.	Indemnification Obligations	44
D.	Insurance Policies	44
E.	Objections to Assumption of Executory Contracts and Unexpired Leases Including Cure of Defaults	44
F.	Preexisting Obligations to the Debtors Under Executory Contracts and Unexpired Leases	46
G.	Claims Based on Rejection of Executory Contracts or Unexpired Leases	46
H.	Contracts, Intercompany Contracts, and Leases Entered Into After the Commencement Date	47
I.	Reservation of Rights	47

Article VI. PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND INTERESTS		47
A.	Allowance of Claims and Interests	47
B.	Claims and Interests Administration Responsibilities	48
C.	Estimation of Claims and Interests	48
D.	Expungement or Adjustment to Paid, Satisfied, or Superseded Claims and Interests	48
E.	No Interest	48
F.	DISALLOWANCE OF CLAIMS OR INTERESTS	49
G.	Amendments to Claims	49
H.	No Distributions Pending Allowance	49
I.	Distributions After Allowance	49
J.	Disputed Claims Reserve	50
K.	Distributions Following Resolution of All Claims	50

Article VII. PROVISIONS GOVERNING DISTRIBUTIONS		50
A.	Distributions on Account of Claims Allowed as of the Effective Date	50
B.	Distributions on Account of Claims Allowed After the Effective Date	52
C.	Delivery of Distributions	53
D.	Claims Paid or Payable by Third Parties	55
E.	Setoffs	56
F.	Allocation Between Principal and Accrued Interest	56

Article VIII. EFFECT OF CONFIRMATION OF THE PLAN		57
A.	DISCHARGE OF CLAIMS AND TERMINATION OF INTERESTS	57
B.	Subordinated Claims	57

ii

TABLE OF CONTENTS (cont’d)

C.	Compromise and Settlement of Claims and Controversies	57
D.	RELEASES BY THE DEBTORS	58
E.	RELEASES BY HOLDERS OF CLAIMS	59
F.	WAIVER OF STATUTORY LIMITATIONS ON RELEASES	62
G.	EXCULPATION	62
H.	INJUNCTION	63
I.	Protection Against Discriminatory Treatment	64
J.	Indemnification	64
K.	Recoupment	65
L.	Release of Liens	65
M.	Reimbursement or Contribution	65

Article IX. CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN		65
A.	Conditions Precedent to the Effective Date	65
B.	Waiver of Conditions Precedent	66
C.	Effect of Non-Occurrence of Conditions to Consummation	67

Article X. RETENTION OF JURISDICTION		67

Article XI. MISCELLANEOUS PROVISIONS		69
A.	No Stay of Confirmation Order	69
B.	Modification of Plan	69
C.	Revocation or Withdrawal of Plan	70
D.	Confirmation of the Plan	70
E.	Additional Documents	70
F.	Payment of Statutory Fees	71
G.	Dissolution of Creditors’ Committee	71
H.	Reservation of Rights	71
I.	Successors and Assigns	71
J.	Service of Documents	72
K.	TERM OF INJUNCTIONS OR STAYS	72
L.	Entire Agreement	73
M.	Plan Supplement Exhibits	73
N.	Severability	73

iii

INTRODUCTION2

The Great Atlantic & Pacific Tea Company, Inc. and the other Debtors in the above-captioned Chapter 11 Cases jointly propose the following Plan. Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, the Plan incorporates a proposed compromise and settlement of potential litigation regarding certain issues, including, without limitation, the substantive consolidation of the Debtors’ estates and the resolution of outstanding Claims against, and Interests in, the Debtors. Each Debtor is a proponent of the Plan within the meaning of section 1129 of the Bankruptcy Code. The classifications of Claims and Interests set forth in Article III hereof shall be deemed to apply to all Debtors, unless otherwise specified. Reference is made to the Disclosure Statement (as defined herein), distributed contemporaneously herewith, and all exhibits to the Disclosure Statement. In the event of any inconsistency between the Disclosure Statement and the Plan, the relevant provision of the Plan, as it relates to such inconsistency, will govern, provided, that in the event of any inconsistency between this Plan and the Securities Purchase Agreements, the relevant provision of the Securities Purchase Agreements, as it relates to such inconsistency, will govern.

Nothing in the Disclosure Statement, this Plan, the Plan Supplement or the exhibits attached thereto shall be modified, amended or supplemented without the express consent of the Investors. Notwithstanding anything in the Plan to the contrary, any decision, option, consent right or election (including with respect to Claims and distributions on Claims) shall be subject to the consent of the Investors, including but not limited to any decision to Reinstate a Claim or Interest.

ARTICLE I.

DEFINED TERMS AND RULES OF INTERPRETATION

A.	Defined Terms

1. 5.125% Convertible Notes: The 5.125% convertible senior notes, with an aggregate face amount of $165,000,000, due in 2011 and issued pursuant to the 2007 Indenture.

2. 5.125% Convertible Note Claims: Any and all Claims arising under the 5.125% Convertible Notes or the 2007 Indenture with respect to the 5.125% Convertible Notes.

3. 6.75% Convertible Notes: The 6.75% convertible senior notes, with an aggregate face amount of $255,000,000, due in 2012 and issued pursuant to the 2007 Indenture.

4. 6.75% Convertible Note Claims: Any and all Claims arising under the 6.75% Convertible Notes or the 2007 Indenture with respect to the 6.75% Convertible Notes.

5. 9.125% Senior Notes: The 9.125% senior notes, with an aggregate face amount of $12,840,000, due in 2011 and issued pursuant to the 1991 Indenture.

[2]	Capitalized terms used in this Introduction are defined in ARTICLE I herein.

6. 9.125% Senior Note Claims: Any and all Claims arising under the 9.125% Senior Notes or the 1991 Indenture with respect to the 9.125% Senior Notes.

7. 1991 Indenture: That certain indenture dated as of January 1, 1991, as amended, supplemented, or modified from time to time, by and between A&P, as issuer, and Wilmington Trust.

8. 2007 Indenture: That certain indenture dated as of December 18, 2007, as amended, supplemented, or modified from time to time, by and between A&P, as issuer, and Wilmington Trust.

9. A&P: The Great Atlantic & Pacific Tea Company, Inc., a Maryland corporation.

10. A&P Pension Claims: Any and all Claims against the Debtors asserted by or on behalf of the PBGC or any other Person in respect of the A&P Pension Plans.

11. A&P Pension Plans: (a) The Great Atlantic & Pacific Tea Company, Inc. Pension Plan; (b) the Pathmark Stores, Inc. Pension Plan; (c) the New York-New Jersey Amalgamated Pension Plan for A&P Employees; and (d) the Delaware County Dairies, Inc. Hourly Employees’ Pension Plan.

12. Administrative Claim: A Claim for costs and expenses of administration pursuant to sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Commencement Date of preserving the Estates and operating the businesses of the Debtors; (b) Allowed Professional Claims; (c) the reasonable fees and expenses of the Notes Trustee and Second Lien Trustee incurred in connection with the Chapter 11 Cases; (d) all fees and charges assessed against the Estates pursuant to section 1930 of chapter 123 of title 28 of the United States Code; (e) the Transaction Expenses of the Investors (as set forth in the Securities Purchase Agreements); (f) the Break-Up Fee, to the extent triggered and due pursuant to the Securities Purchase Agreements and as approved by the Securities Purchase Agreements Order; and (g) all claims approved as administrative claims pursuant to an order of the Bankruptcy Court.

13. Administrative Claims Bar Date: The deadline for filing requests for payment of Administrative Claims, which shall be 30 days after the Effective Date, unless otherwise ordered by the Bankruptcy Court, except with respect to (i) Professional Claims, which shall be subject to the provisions of Article II.B herein; or (ii) Transaction Expenses and the Break-Up Fee, which shall be allowed as provided by the Securities Purchase Agreements and approved by the Securities Purchase Agreements Order.

14. Affiliate: As defined in section 101(2) of the Bankruptcy Code and as it pertains to the Debtors or Reorganized Debtors, as applicable.

15. Allowed: Except as otherwise provided herein and subject to Article VI.A: (a) a Claim or Interest that is (i) listed in the Schedules as of the Effective Date as not disputed, not contingent, and not unliquidated, or (ii) evidenced by a valid Proof of Claim, filed by the applicable Bar Date and not subject to the Debtors or Reorganized Debtors right to file an objection to such Proof of Claim, or (b) a Claim that is Allowed pursuant to the Plan or any stipulation approved by, or Final Order of, the Bankruptcy Court.

16. Avoidance Actions: Any and all avoidance, recovery or subordination actions or remedies that may be brought on behalf of the Debtors or their Estates under the Bankruptcy Code or applicable non-bankruptcy law, including actions or remedies under sections 544, 547, 548, 550, 551, 552, or 553 of the Bankruptcy Code.

17. Bankruptcy Code: Title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as may be amended from time to time.

18. Bankruptcy Court: The United States Bankruptcy Court for the Southern District of New York having jurisdiction over the Chapter 11 Cases and, to the extent of the withdrawal of any reference under section 157 of title 28 of the United States Code and/or order of a district court pursuant to section 157(a) of title 28 of the United States Code, the United States District Court for the Southern District of New York.

19. Bankruptcy Rules: The Federal Rules of Bankruptcy Procedure as applicable to the Chapter 11 Cases, and the general, local, and chambers rules of the Bankruptcy Court.

20. Bar Date: (a) June 17, 2011; or (b) such other period of limitation as may be specifically fixed by an order of the Bankruptcy Court for filing Claims.

21. Break-Up Fee: As defined in the Securities Purchase Agreements and as approved by the Securities Purchase Agreements Order.

22. Business Day: Any day, other than a Saturday, Sunday, or a legal holiday, as defined in Bankruptcy Rule 9006(a).

23. Cash: Legal tender of the United States of America or the equivalent thereof.

24. Causes of Action: Any and all Claims, actions, causes of action, choses in action, suits, debts, damages, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, remedies, rights of set-off, third-party claims, subrogation claims, contribution claims, reimbursement claims, indemnity claims, counterclaims, and crossclaims (including those of the Debtors, the debtors in possession, and/or the Estates), whether known or unknown, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, that are or may be pending on the Effective Date or instituted after the Effective Date against any Entity, based in law or equity, including under the Bankruptcy Code, whether direct, indirect, derivative, or otherwise and whether asserted or unasserted as of the date of entry of the Confirmation Order.

25. Certificate: Any instrument evidencing a Claim or an Interest.

26. Chapter 11 Cases: The jointly administered chapter 11 cases commenced by the Debtors, with case numbers 10-24548 through 10-24601, and styled In re The Great Atlantic & Pacific Tea Company, Inc., et al., Case No. 10-24549 (RDD), which are currently pending before the Bankruptcy Court.

27. Claim: As defined in section 101(5) of the Bankruptcy Code.

28. Claims Agent: Kurtzman Carson Consultants LLC, located at 2335 Alaska Avenue, El Segundo, California 90245, (877) 660-6625, retained as the Debtors’ claims agent by order dated December 28, 2010, entitled Order Authorizing the Employment and Retention of Kurtzman Carson Consultants LLC as Notice and Claims Agent for Debtors [Docket No. 207]; the Debtors anticipate requesting authority to retain Kurtzman Carson Consultants LLC as their solicitation agent at or prior to the Disclosure Statement Hearing.

29. Claims Register: The official register of Claims maintained by the Claims Agent.

30. Class: A category of holders of Claims or Interests pursuant to section 1122(a) of the Bankruptcy Code.

31. Commencement Date: December 12, 2010.

32. Confirmation: The entry of the Confirmation Order on the docket of the Chapter 11 Cases.

33. Confirmation Date: The date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021.

34. Confirmation Hearing: The hearing before the Bankruptcy Court pursuant to section 1128 of the Bankruptcy Code on the motion for entry of the Confirmation Order.

35. Confirmation Order: The order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code, which order shall include the provisions described on Exhibit D to the Securities Purchase Agreements and otherwise be in form and substance acceptable to the Investors.

36. Consenting Noteholders: So long as the Plan Support Agreement has not been terminated, those certain holders of the Second Lien Note Claims that have executed the Plan Support Agreement or have agreed to be bound thereby by executing a Joinder Agreement (as defined therein).

37. Consummation: The occurrence of the Effective Date.

38. Convertible Notes: The 5.125% Convertible Notes and 6.75% Convertible Notes.

39. Convertible Notes Claims: The 5.125% Convertible Note Claims and the 6.75% Convertible Note Claims.

40. Creditors’ Committee: The official committee of unsecured creditors appointed pursuant to section 1102 of the Bankruptcy Code by the United States Trustee for the Southern District of New York on December 21, 2010, as amended on June 3, 2011 and as it may be reconstituted from time to time.

41. Cure: A Claim against the Debtors for the payment of Cash, or the distribution of other property (all as the Debtors and the counterparty to the Executory Contract or Unexpired Lease may agree or the Bankruptcy Court may order), as necessary to (a) cure a default by the Debtors pursuant to section 365 of the Bankruptcy Code and in accordance with the terms of an Executory Contract or Unexpired Lease of the Debtors and (b) permit the Debtors to assume such Executory Contract or Unexpired Lease under sections 365 and 1123 of the Bankruptcy Code.

42. Cure Objection Deadline: The deadline for filing objections to a proposed Cure, which shall be the earlier of: (a) 30 days after the Effective Date or (b) 30 days after the assumption of the applicable Executory Contract or Unexpired Lease upon approval of the Confirmation Order, unless otherwise ordered by the Bankruptcy Court or agreed to by the Debtors and the counterparty to the applicable Executory Contract or Unexpired Lease.

43. Debtor Release: As defined in Article VIII.D.

44. Debtors: Each of the following Entities, collectively: The Great Atlantic & Pacific Tea Company, Inc.; 2008 Broadway, Inc.; AAL Realty Corporation; Adbrett Corporation; Amsterdam Trucking Corporation; APW Supermarket Corporation; APW Supermarkets, Inc.; Bergen Street Pathmark, Inc.; Best Cellars DC Inc.; Best Cellars Inc.; Best Cellars Licensing Corp; Best Cellars Massachusetts, Inc.; Best Cellars VA Inc.; Bev, Ltd.; Borman’s Inc.; Bridge Stuart, Inc.; Clay-Park Realty Co., Inc.; Compass Foods, Inc.; East Brunswick Stuart, LLC; Farmer Jack’s of Ohio, Inc.; Food Basics, Inc.; Gramatan Foodtown Corp.; Grape Finds At DuPont, Inc.; Grape Finds Licensing Corp.; Grapefinds, Inc.; Greenlawn Land Development Corp.; Hopelawn Property I, Inc.; Kohl’s Food Stores, Inc.; Kwik Save Inc.; Lancaster Pike Stuart, LLC; LBRO Realty, Inc.; Lo-Lo Discount Stores, Inc.; Mac Dade Boulevard Stuart, LLC; McLean Avenue Plaza Corp.; Milik Service Company, LLC; Montvale Holdings, Inc.; North Jersey Properties, Inc. VI; Onpoint, Inc.; Pathmark Stores, Inc.; Plainbridge, LLC; SEG Stores, Inc.; Shopwell, Inc.; Shopwell, Inc.; Spring Lane Produce Corp.; Super Fresh/Sav-A-Center, Inc.; Super Fresh Food Markets, Inc.; Super Market Service Corp.; Super Plus Food Warehouse, Inc.; Supermarkets Oil Company, Inc.; The Food Emporium, Inc.; The Old Wine Emporium of Westport, Inc.; The South Dakota Great Atlantic & Pacific Tea Company, Inc.; Tradewell Foods of Conn., Inc.; Upper Darby Stuart, LLC; and Waldbaum, Inc.

45. DIP Facility: The debtor in possession financing facility approved by the Final DIP Order and established pursuant to the DIP Facility Credit Agreement.

46. DIP Facility Administrative Agent: JPMorgan Chase Bank, N.A., or its successor, in its capacity as administrative agent and collateral agent under the DIP Facility.

47. DIP Facility Claims: Any Claim derived from, or based upon, the DIP Facility.

48. DIP Facility Credit Agreement: That certain Third Amended and Restated Superpriority Debtor-in-Possession Credit Agreement, dated January 13, 2011, as amended, supplemented, or modified from time to time, between A&P and each subsidiary of A&P party thereto, as borrowers, the lenders party thereto, and the DIP Facility Administrative Agent.

49. DIP Facility Lenders: The lenders under the DIP Facility.

50. Disclosure Statement: The disclosure statement for the Plan, as amended, supplemented or modified from time to time (in consultation with the Creditors’ Committee and the DIP Facility Administrative Agent), in form and substance reasonably acceptable to the Investors, including all exhibits and schedules thereto, and as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

51. Disclosure Statement Hearing: The hearing before the Bankruptcy Court on the motion for approval of the Disclosure Statement and related solicitation procedures and exhibits.

52. Disputed Claim: Any Claim or Interest that is not yet Allowed.

53. Disputed Claims Reserve: An appropriate reserve, to be determined by the Debtors (in consultation with the Creditors’ Committee and the DIP Facility Administrative Agent and with the reasonable consent of the Investors) or the Reorganized Debtors, unless otherwise ordered by the Bankruptcy Court, for distributions on account of Disputed Claims (other than Disputed Claims in Classes E, F, G, H, I, J and L) that are subsequently Allowed after the Effective Date.

54. Distribution Agent: The Reorganized Debtors or the Entity or Entities selected by the Reorganized Debtors on or after the Effective Date, as applicable, to make or to facilitate distributions pursuant to the Plan.

55. Distribution Date: Any of the Initial Distribution Date or the Periodic Distribution Dates.

56. Distribution Record Date: The date for determining which holders of Allowed Claims are eligible to receive distributions hereunder, which shall be (a) ten Business Days after entry of the Confirmation Order or (b) such other date as designated in a Bankruptcy Court order.

57. Effective Date: The date that is the first Business Day after the Confirmation Date on which: (a) no stay of the Confirmation Order is in effect; and (b) all conditions precedent to the Effective Date set forth in the Plan or in the Securities Purchase Agreements have been satisfied or waived.

58. Entity: As defined in section 101(15) of the Bankruptcy Code.

59. Equity Security: As defined in section 101(16) of the Bankruptcy Code.

60. Estate: The bankruptcy estate of any Debtor created pursuant to sections 301 and 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Cases.

61. Exculpated Claim: As defined in Article VIII.G.

62. Exculpated Party: Each of the following in its capacity as such: (a) the Debtors and their Affiliates; (b) the Reorganized Debtors and their Affiliates; (c) the DIP Facility Lenders and the DIP Facility Administrative Agent; (d) the Investors; (e) the Second Lien Trustee; (f) the Notes Trustee; (g) the Prepetition Credit Facility Lenders and Prepetition Credit Facility Administrative Agent; (h) UFCW; (i) UFCW Local Unions; (j) Liberty Harbor; (k) Mount Kellett; (l) Yucaipa; (m) the Consenting Noteholders; (n) to the extent the Second Lien Trustee does not take any action, including initiating any legal proceedings, materially inconsistent with the substance of the Plan Support Agreement or that materially interferes with the consummation of the matters contemplated by the Plan Support Agreement, the Second Lien Trustee; (o) with respect to each of the foregoing Entities in clauses (a) through (n), such Entities’ successors and assigns; (p) the Creditors’ Committee and the members thereof, and (q) with respect to each of the foregoing Entities in clauses (a) through (p), such Entities’ parents, subsidiaries, affiliates, officers, directors, principals, partners, members, managers, employees, agents, professionals, financial and other advisors, attorneys, accountants, investment bankers, consultants, representatives, and other professionals (whether current or former).

63. Executory Contract: A contract or lease to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

64. Exit Facility: A financing facility to be entered into by the Reorganized Debtors on the Effective Date with terms and provisions substantially similar to those contained in Exhibit C to the Securities Purchase Agreements Amendment No. 1, with such changes as are reasonably acceptable to the Debtors (in consultation with the Creditors’ Committee and the DIP Facility Administrative Agent) and the Investors, which shall be secured by a first priority lien on substantially all of the Reorganized Debtors’ assets as provided in the Securities Purchase Agreements.

65. Final Decree: The decree contemplated under Bankruptcy Rule 3022.

66. Final DIP Order: The Final Order (I) Authorizing Debtors (A) to Obtain Postpetition Financing Pursuant to 11 U.S.C. §§ 105, 361, 362, 364(c)(1), 364(c)(2), 364(c)(3), 364(d)(1) and 364(e) and (B) to Utilize Cash Collateral Pursuant to 11 U.S.C. § 363 and (II) Granting Adequate Protection to Pre-Petition Secured Parties Pursuant to 11 U.S.C. §§ 361, 362, 363 and 364, entered by the Bankruptcy Court on January 11, 2011 [Docket No. 479].

67. Final Order: An order or judgment of the Bankruptcy Court (or any other court of competent jurisdiction) entered by the Clerk of the Bankruptcy Court (or such other court) on the docket in the Chapter 11 Cases (or the docket of such other court), which has not been modified, amended, reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari, or move for a new trial, stay, reargument or rehearing has expired and as to which no appeal, petition for certiorari or motion for new trial, stay, reargument or rehearing shall then be pending or (b) if an appeal, writ of certiorari, new trial, stay, reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court (or other court of competent jurisdiction) shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, stay, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, stay, reargument or rehearing shall have expired, as a result of which such order shall have become final in accordance with Rule 8002 of the Federal Rules of Bankruptcy Procedure; provided, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order, shall not cause an order not to be a Final Order.

68. General Unsecured Claim: Any Claim, other than Administrative Claims, Professional Claims, DIP Facility Claims, Priority Tax Claims, Prepetition Credit Facility Claims, Second Lien Note Claims, Secured Tax Claims, Other Secured Claims, Other Priority Claims, Convertible Notes Claims, 9.125% Senior Note Claims, Quarterly Interest Bond Claims, Trade Claims, Guaranteed Landlord Claims, Union Claims, Intercompany Claims and Subordinated Claims.

69. Governmental Unit: As defined in section 101(27) of the Bankruptcy Code.

70. Guaranteed Landlord Claims: Any and all Claims arising from or related to the rejection of nonresidential real property leases pursuant to section 365 of the Bankruptcy Code against any of the following operating-entity Debtors as a primary obligor: (a) APW Supermarkets, Inc.; (b) Best Cellars, Inc.; (c) Bev Ltd.; (d) Food Basics, Inc.; (e) Pathmark Stores, Inc.; (f) Shopwell, Inc.; (g) Super Fresh Food Markets, Inc.; (h) The Old Wine Emporium of Westport, Inc.; (i) Tradewell Foods Of Conn., Inc.; and (j) Waldbaum, Inc., and A&P as a guarantor (or secondary obligor) provided, further, that, pursuant to the Substantive Consolidation Settlement described in Article III.A herein, such primary obligor and guarantor (or secondary obligor) Claims related to the same lease rejection shall be combined into a single Guaranteed Landlord Claim for the purposes of voting and distributions under the Plan.

71. Impaired: With respect to any Class of Claims or Interests, a Claim or Interest that is not Unimpaired.

72. Indemnification Obligation: A Debtor’s obligation under an Executory Contract, a corporate or other document, a postpetition agreement, through the Plan, or otherwise, including as set forth in the Securities Purchase Agreements, to indemnify any Person, including directors, officers, attorneys, other professionals and agents, or employees of the Debtors who served in such capacity at any time, with respect to or based upon any act or omission taken or omitted in any of such capacities, or for or on behalf of any Debtor, pursuant to and to the maximum extent provided by the Debtors’ respective articles of incorporation, certificates of formation, bylaws, similar corporate documents, and applicable law, as in effect as of the Effective Date.

73. Indenture Claims: Any and all Claims arising pursuant to the Convertible Notes Claims, 9.125% Senior Note Claims and Quarterly Interest Bond Claims, in accordance with the respective Notes Indentures.

74. Initial Distribution Date: The date occurring, as soon as reasonably practicable, after the Effective Date when distributions under the Plan shall commence, other than distributions (if any) for Allowed Claims in Classes E, F, G, H, I, J and L.

75. Intercompany Claim: A Claim by a Debtor against another Debtor or a Claim by an Affiliate of the Debtors against a Debtor.

76. Intercompany Contract: A contract between two or more Debtors or a contract between one or more Affiliates and one or more Debtors.

77. Intercompany Interest: An Interest held by a Debtor in another Debtor or an Affiliate other than A&P.

78. Interest: Any Equity Security of a Debtor existing immediately prior to the Effective Date.

79. Interim Compensation Order: The Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals, entered by the Bankruptcy Court on January 12, 2011 [Docket No. 505].

80. Investment Warrants: Those certain warrants to be acquired by Yucaipa American Alliance Fund II, LP, Yucaipa American Alliance (Parallel) Fund II, LP and their permitted transferees in connection with its purchase of NewCo Equity and New Convertible Third Lien Notes, pursuant to the terms of the Securities Purchase Agreements.

81. Investors: Each of (a) Liberty Harbor, (ii) Yucaipa American Alliance Fund II, LP and Yucaipa American Alliance (Parallel) Fund II, LP, and (iii) Mount Kellett, and in each case any affiliates of each of the foregoing that are signatories to the Securities Purchase Agreements, and their respective permitted transferees.

82. IRS: Internal Revenue Service.

83. Liberty Harbor: The Liberty Harbor business unit of Goldman Sachs Asset Management, L.P. and its affiliated funds.

84. Lien: As defined in section 101(37) of the Bankruptcy Code.

85. Management Equity Incentive Program: A post-Effective Date compensation program in accordance with the terms and conditions set forth in the “Management Equity Incentive Program,” to be attached as an Exhibit to the Plan Supplement.

86. Management Services Agreement: A management services agreement to be entered into by Reorganized A&P or one of its Affiliates (as agreed among Yucaipa, Liberty Harbor, Mount Kellett and the Debtors or Reorganized Debtors, as applicable) and The Yucaipa Companies, LLC on the Effective Date in the form to be attached as an Exhibit to the Plan Supplement which shall be on terms and conditions acceptable to Yucaipa, Liberty Harbor and Mount Kellett.

87. Modified Collective Bargaining Agreements: Those collective bargaining agreements as modified pursuant to the Union Settlement Agreements.

88. Mount Kellett: Mount Kellett Capital Management LP and its affiliated funds.

89. Multiemployer Pension Plan: Any multiemployer plan as defined in section 3(37) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), 29 U.S.C. §1002(3)(37), in which the Debtors are or were a contributing employer.

90. New Board: The initial board of directors of Reorganized A&P, which shall as of the Effective Date consist of members selected in accordance with the Securities Purchase Agreements and, to the extent known, shall be identified in the Plan Supplement in accordance with section 1129(a)(5) of the Bankruptcy Code.

91. New Convertible Third Lien Notes: Notes issued by Reorganized A&P and guaranteed by every other Reorganized Debtor, of which an aggregate principal amount of $210.0 million shall be purchased by the Investors on the Effective Date on the terms and conditions set forth in the Securities Purchase Agreements, which notes shall include the terms set forth in Exhibit C to the Securities Purchase Agreements (and such other terms that are satisfactory to the Investors).

92. NewCo Equity: The authorized shares of common stock of Reorganized A&P, par value $0.01 per share.

93. New Equity Investment: The NewCo Equity issued by Reorganized A&P to the Investors on the Effective Date for an aggregate purchase price of $80.0 million, which shall be purchased by the Investors pursuant to the terms of the Securities Purchase Agreements and shall include the terms set forth in the Securities Purchase Agreements (and such other terms that are satisfactory to the Investors).

94. New Money Commitment: The obligation of the Investors severally and not jointly, to purchase, or cause one or more of their affiliates to purchase, on the Effective Date, certain of the New Second Lien Notes, certain of the New Convertible Third Lien Notes, and the New Equity Investment on the terms and conditions set forth in the Securities Purchase Agreements and Securities Purchase Agreements Order.

95. New Second Lien Notes: Notes issued by Reorganized A&P and guaranteed by every other Reorganized Debtor of which an aggregate principal amount of up to $210.0 million (inclusive of a 5% original issue discount) shall be purchased by the Investors on the Effective Date on the terms and conditions set forth in the Securities Purchase Agreements, which notes shall include the terms set forth in Exhibit B to the Securities Purchase Agreements (and such other terms that are satisfactory to the Investors).

96. Notes Indentures: Collectively, the 1991 Indenture and the 2007 Indenture.

97. Notes Trustee: Wilmington Trust, or its successor, in its capacity as successor trustee under the Notes Indentures.

98. Other Collective Bargaining Agreements: The following collective bargaining agreements: (a) Collective Bargaining Agreement, dated October 16, 2005, between Food Basics, Inc. and Union Local 464 UFCW, as amended by the Memorandum of Agreement between the parties dated October 15, 2010; (b) Collective Bargaining Agreement, dated April 30, 2006, between Food Basics, Inc. and Union Local 338 RWDSU/UFCW; and (c) Collective Bargaining Agreement, dated September 24, 2006, between Food Basics, Inc. and Union Local 1776 UFCW.

99. Other Priority Claim: Any Claim other than an Administrative Claim or a Priority Tax Claim entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

100. Other Secured Claim: Any Secured Claim, including PACA Claims, other than (a) DIP Facility Claim, (b) Prepetition Credit Facility Claim, (c) Second Lien Note Claim, or (d) Secured Tax Claim.

101. PACA Claims: Any and all Claims against the Debtors entitled to priority or secured status pursuant to the Perishable Agricultural Commodities Act, provided that, to have an Allowed PACA Claim, holders of such Claims shall have properly preserved their rights pursuant to the Perishable Agricultural Commodities Act.

102. PBGC: The Pension Benefit Guaranty Corporation, a wholly-owned United States government corporation, created by ERISA, to administer the mandatory pension plan termination insurance program established under Title IV of ERISA.

103. Pension Withdrawal Claims: Any and all Claims against the Debtors arising from the Debtors’ complete or partial withdrawal from any Multiemployer Pension Plans related to actions or events occurring prior to the Effective Date, including: (a) Amalgamated Meat Cutters and Retail Food Store Employees Union Local 342 Pension Fund; (b) Central States, Southeast and Southwest Areas Pension Fund; (c) Retail, Wholesale and Department Store International Union and Industry Benefit and Pension Funds; (d) UFCW Local 1262 and Employees Pension Fund; (e) UFCW and Participating Food Industry Employers Tri-State Pension Fund; and (f) Food Employers Labor Relations Association and United Food and Commercial Workers Pension Fund.

104. Periodic Distribution Date: Unless otherwise ordered by the Bankruptcy Court, and other than with respect to distributions (if any) for Allowed Claims in Classes E, F, G, H, I, J and L, the first business day that is 90 days after the Initial Distribution Date, and for the first year thereafter, the first business day that is 90 days after the immediately preceding Periodic Distribution Date.

105. Person: As defined in section 101(41) of the Bankruptcy Code.

106. Plan: This chapter 11 plan of reorganization, as it may be altered, amended, modified, or supplemented from time to time (in consultation with the Creditors’ Committee and the DIP Facility Administrative Agent), in accordance with the terms set forth herein and in the Securities Purchase Agreements, including the Plan Supplement and all exhibits, supplements, appendices, and schedules, and which shall be in form and substance reasonably acceptable to the Investors.

107. Plan Supplement: The supplement or supplements to the Plan containing certain documents relevant to the implementation of the Plan, to be filed with the Bankruptcy Court no later than five days prior to the objection deadline to the Confirmation Hearing or as otherwise provided herein, or as such filing deadlines may be extended by the Debtors, provided, that, the

Debtors shall file a notice with the Bankruptcy Court of any such extension(s), and such supplement(s) shall be in form and substance reasonably acceptable to the Investors (as to the form and substance each of which the Debtors shall have consulted with the Creditors’ Committee and the DIP Facility Administrative Agent), and which shall include, but not be limited to: (i) a listing of the members of the New Board, to the extent known; (ii) the term sheet and/or the indenture and form of New Second Lien Notes (and related ancillary documents), provided, that, the form of indenture and form of the New Second Lien Notes (but not the related ancillary documents) shall be filed prior to the objection deadline for the Confirmation Hearing and such forms may be amended (1) prior to the Effective Date (x) with the mutual consent of the Debtors and the Investors or (y) as Investors deem reasonably necessary in connection with or to facilitate the Exit Financing and (2) after the Effective Date in accordance with the terms of such documents; (iii) the term sheet and/or the indenture and form of New Convertible Third Lien Notes (and related ancillary documents), provided, that, the form of indenture and form of the New Convertible Third Lien Notes (but not the related ancillary documents) shall be filed prior to the objection deadline for the Confirmation Hearing and such forms may be amended (1) prior to the Effective Date (x) with the mutual consent of the Debtors and the Investors or (y) as Investors deem reasonably necessary in connection with or to facilitate the Exit Financing and (2) after the Effective Date in accordance with the terms of such documents; (iv) if Replacement Second Lien Notes are to be issued pursuant to the Plan, the term sheet and/or the indenture and form of Replacement Second Lien Notes (and related ancillary documents), as applicable, provided, that, the form of indenture and form of the Replacement Second Lien Notes (but not the related ancillary documents) shall be filed no later than ten days before the objection deadline for the Confirmation Hearing and such forms may be amended (1) prior to the Effective Date (x) with the mutual consent of the Debtors and the Investors or (y) as Investors deem reasonably necessary in connection with or to facilitate the Exit Financing and (2) after the Effective Date in accordance with the terms of such documents; (v) a form warrant agreement for the Investment Warrants, provided, that, the form of the Investment Warrants (but not the related ancillary documents) shall be filed prior to the objection deadline for the Confirmation Hearing and such forms may be amended (1) prior to the Effective Date (x) with the mutual consent of the Debtors and the Investors or (y) as Investors deem reasonably necessary in connection with or to facilitate the Exit Financing and (2) after the Effective Date in accordance with the terms of such documents; (vi) the Reorganized A&P Charter; (vii) the Reorganized A&P Bylaws; (viii) a term sheet for the Exit Facility; (ix) a term sheet for the Management Equity Incentive Program; (x) drafts or term sheets of any new employment agreements; (xi) a list of Executory Contracts and Unexpired Leases to be assumed or rejected (with related notices), and as may be amended by the Debtors prior to the Effective Date; (xii) a list of retained Causes of Action; (xiii) the Management Services Agreement.

108. Plan Support Agreement: That certain Plan Support Agreement dated as of December 12, 2011 and filed as Exhibit B to the Debtors’ Motion for Entry of an Order Authorizing the Debtors to Enter into a Plan Support Agreement with Certain Holders of the Debtors’ Second Lien Notes [Docket No. 3028].

109. Plan Support Agreement Order: The Order Authorizing the Debtors to Enter into a Plan Support Agreement with Certain Holders of the Debtors’ Second Lien Notes [Docket No. 3060] entered by the Bankruptcy Court on December 19, 2011.

110. Prepetition Credit Agreement: That certain Amended and Restated Credit Agreement dated as of December 27, 2007 as amended, supplemented, or amended and restated from time to time by and between the Debtors, the Prepetition Credit Facility Agent, and the Prepetition Credit Facility Lenders.

111. Prepetition Credit Facility Agent: Bank of America, N.A., in its capacity as administrative agent under the Prepetition Credit Agreement.

112. Prepetition Credit Facility Claims: Any and all claims arising under the Prepetition Credit Agreement.

113. Prepetition Credit Facility Lenders: Those lenders and issuing banks party to the Prepetition Credit Agreement from time to time, each in their capacities as such.

114. Priority Claim: Collectively, Priority Tax Claims and Other Priority Claims.

115. Priority Tax Claim: Any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

116. Professional: An Entity: (a) employed in the Chapter 11 Cases pursuant to a Final Order in accordance with sections 327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Effective Date, pursuant to sections 327, 328, 329, 330, and 331 of the Bankruptcy Code; or (b) for which compensation and reimbursement has been Allowed by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

117. Professional Claims: A Claim by a Professional seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under sections 328, 330, 331, 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code.

118. Professional Compensation: All accrued fees and expenses (including success fees) for services rendered by all Professionals through and including the Effective Date to the extent any such fees and expenses have not been paid and regardless of whether a fee application has been filed for such fees and expenses. To the extent there is a Final Order denying some or all of a Professional’s fees or expenses, such denied amounts shall no longer be considered Professional Compensation.

119. Professional Fee Escrow Account: An interest-bearing account to be funded upon the Effective Date in an amount equal to professional fees that are estimated to be accrued but unpaid by the Debtors or Reorganized Debtors as of the Effective Date; the terms and conditions (not including the Professional Fee Reserve Amount) of the Professional Fee Escrow Account shall be otherwise acceptable to the Debtors (in consultation with the Creditors’ Committee and the DIP Facility Administrative Agent), Reorganized Debtors and the Investors.

120. Professional Fee Reserve Amount: Professional Compensation through the Effective Date as estimated, subject to the Debtors’ reasonable discretion, in accordance with Article II.B.3 herein.

121. Proof of Claim: A proof of Claim filed against any of the Debtors in the Chapter 11 Cases.

122. Pro Rata: The proportion that an Allowed Claim in a particular Class bears to the aggregate amount of Allowed Claims in that Class, or the proportion that Allowed Claims in that particular Class bear to the aggregate amount of Allowed Claims in that Class and other Classes entitled to share in the same recovery as such Allowed Claim under the Plan, provided, that, with regard to the holders of Unsecured Claims and their recoveries, if any, from the Unsecured Creditor Contingent Recovery Pool Pro Rata shall take into account any incremental recoveries for parties that receive the benefit of the Substantive Consolidation Settlement.

123. Quarterly Interest Bond Claims: Any and all Claims arising under the Quarterly Interest Bonds or the 1991 Indenture with respect to the Quarterly Interest Bonds.

124. Quarterly Interest Bonds: The 9.375% quarterly interest bonds, with an aggregate face amount of $200,000,000, due in 2039 and issued pursuant to the 1991 Indenture.

125. Reinstate or Reinstated: Has the meaning pursuant to all applicable sections of the Bankruptcy Code.

126. Released Party: Each of the following in its capacity as such, and only in its capacity as such: (a) the Debtors’ and the Reorganized Debtors’ current and former affiliates, subsidiaries, officers, directors, principals, partners, members, managers, employees, agents, financial and other advisors, attorneys, accountants, investment bankers, consultants, representatives, and other Professionals; (b) the DIP Facility Lenders and the DIP Facility Administrative Agent; (c) the Investors; (d) the Creditors’ Committee and the members thereof; (e) Tengelmann; (f) Yucaipa; (g) Liberty Harbor; (h) Mount Kellett; (i) UFCW; (j) UFCW Local Unions; (k) the Consenting Noteholders; (l) to the extent the Second Lien Trustee does not take any action, including initiating any legal proceedings, materially inconsistent with the substance of the Plan Support Agreement or that materially interferes with the consummation of the matters contemplated by the Plan Support Agreement, the Second Lien Trustee; and (m) with respect to each of the foregoing Entities in clauses (b) through (l), their respective current and former parents, affiliates, subsidiaries, officers, directors, principals, employees, members, managers, agents, partners, professionals, financial and other advisors, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, in their capacities as such.

127. Releasing Party: Each of the following in its capacity as such: (a) the Debtors and the Reorganized Debtors (and all parties claiming derivatively or through the Debtors); (b) the DIP Facility Lenders and the DIP Facility Administrative Agent; (c) the Investors; (d) the Creditors’ Committee and the members thereof; and (e) each holder of a Claim voting to accept the Plan.

128. Reorganized A&P: The Great Atlantic & Pacific Tea Company, Inc., or any successor thereto by merger, consolidation, or otherwise, including any holding company created as part of the Restructuring Transactions that holds, directly or indirectly, substantially all of the assets of the Reorganized Debtors, on or after the Effective Date.

129. Reorganized A&P Bylaws: The bylaws of Reorganized A&P, substantially in the form contained in the Plan Supplement.

130. Reorganized A&P Charter: The amended and restated certificate of incorporation of Reorganized A&P, substantially in the form contained in the Plan Supplement.

131. Reorganized Debtors: The Debtors, in each case, or any successor thereto by merger, consolidation, or otherwise, on or after the Effective Date.

132. Replacement Second Lien Notes: Notes that may be issued by the Debtors or Reorganized Debtors on terms, to be disclosed no later than ten days before the objection deadline for the Confirmation Hearing, to be attached as an Exhibit to the Plan Supplement and as otherwise acceptable to the Investors.

133. Restructuring Transactions: Those certain transactions described in Article IV.T, including the sale and issuance of the NewCo Equity, the New Second Lien Notes and the New Convertible Third Lien Notes pursuant to the Securities Purchase Agreements.

134. Sale Transaction: A transaction (in accordance with the terms set forth on Exhibit B annexed hereto) involving the sale for Cash of all or substantially all of the assets or common stock of Reorganized A&P and consummated within five years from the Effective Date, which may result in the creation of the Unsecured Creditor Contingent Recovery Pool.

135. Schedules: The schedules of assets and liabilities, schedules of Executory Contracts and Unexpired Leases, and statements of financial affairs filed by the Debtors pursuant to section 521 of the Bankruptcy Code and the Bankruptcy Rules.

136. Second Lien Cash Pool: Cash in an amount equal to the Second Lien Note Claims Allowed pursuant to Article III.C.1.b hereof.

137. Second Lien Indenture: That certain indenture dated as of August 4, 2009, as amended, supplemented, or modified from time to time, by and between by and between the Debtors and the Second Lien Trustee.

138. Second Lien Note Claims: Any and all claims arising under the Second Lien Notes or the Second Lien Indenture.

139. Second Lien Notes: The 11.375% senior second lien notes due 2015 issued pursuant to the Second Lien Indenture.

140. Second Lien Professional Fee Cap: As defined in Article II.A.

141. Second Lien Trustee: Wells Fargo Bank, National Association, in its capacity as successor trustee and collateral agent under the Second Lien Indenture.

142. Secured Claim: A Claim: (a) secured by a Lien on collateral to the extent of the value of such collateral, as determined in accordance with section 506(a) of the Bankruptcy Code or (b) subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code.

143. Secured Tax Claim: Any Secured Claim that, absent its secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code (determined irrespective of time limitations), including any related Secured Claim for penalties.

144. Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

145. Securities Purchase Agreements: Those certain amended and restated agreements dated as of November 3, 2011, as amended pursuant to the Securities Purchase Agreements Amendment No. 1, and as may be further amended by the Debtors (in consultation with the Creditors’ Committee and the DIP Facility Administrative Agent) and the Investors in accordance with their terms, between the Debtors and the Investors documenting the New Money Commitment and attached (a) to the Securities Purchase Agreements Order and (b) as an Exhibit to the Plan Supplement.

146. Securities Purchase Agreements Amendment No. 1: That certain amendment to the Securities Purchase Agreements dated February 16, 2012 and attached as Exhibit 2 to the Order (I) Approving Notice of Plan Modifications and Continued Confirmation Hearing, (II) Providing that the Debtors are Not Required to Re-Solicit Creditors on Account of Such Modifications, (III) Fixing a Confirmation Hearing Date and an Objection Deadline for the Debtors’ Plan Modifications, (IV) Approving Amendments to Their Securities Purchase Agreements and (V) Granting Related Relief entered by the Bankruptcy Court on February     , 2012 [Docket No.     ].

147. Securities Purchase Agreements Order: The Order Authorizing The Debtors To (A) Enter Into Certain Securities Purchase Agreements For A $490 Million New Capital Investment And (B) Pay Certain Fees In Connection Therewith, Each To Support Debtors’ Plan Of Reorganization [Docket No. 2962] entered by the Bankruptcy Court on December 6, 2011.

148. Security: As defined in section 2(a)(1) of the Securities Act, which as provided herein, shall include (i) the NewCo Equity, the New Second Lien Notes, the New Convertible Third Lien Notes and the Investment Warrants issued on the terms and conditions set forth therein and as provided in the Securities Purchase Agreements (and as approved by the Securities Purchase Agreements Order) and (ii) the Replacement Second Lien Notes, if issued pursuant to the Plan.

149. SEIU: The Service Employees International Union.

150. SEIU Local Union: SEIU local union 1199.

151. Servicer: An indenture trustee, agent, servicer, or other authorized representative of holders of Claims or Interests recognized by the Debtors.

152. Settlement Procedures Order: The Order Authorizing and Approving Procedures for Settling Certain Claims and Causes of Action Brought by or Against the Debtors entered by the Bankruptcy Court on March 10, 2011 [Docket No. 1002].

153. Solicitation Procedures Order: The Order Approving: (A) The Adequacy Of The Debtors’ Disclosure Statement; (B) The Solicitation And Notice Procedures With Respect To Confirmation Of The Debtors’ Proposed Chapter 11 Plan; (C) The Form Of Various Ballots And Notices In Connection Therewith; And (D) The Scheduling Of Certain Dates With Respect Thereto [Docket No. 3066] entered by the Bankruptcy Court on December 20, 2011.

154. Subordinated Claim: (a) any Claim against the Debtors arising from rescission of a purchase or sale of a security of the Debtors or an Affiliate of the Debtors, for damages arising from the purchase or sale of such a security, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim; or (b) any Claim that is subordinated, pursuant to Section 510 of the Bankruptcy Code or otherwise, by a Final Order.

155. Substantive Consolidation Settlement: The compromise and settlement of substantive consolidation issues, as described in Article III.A herein.

156. Tengelmann: Tengelmann Warenhandelsgesellschaft KG, a partnership organized under the laws of the Federal Republic of Germany, and its affiliates.

157. Third Party Release: As defined in Article VIII.E.

158. Trade Claims: All Claims held by Trade Creditors against the Debtors; provided that, Trade Claims shall not include Administrative Claims.

159. Trade Creditors: All trade creditors who will have ongoing go-forward business relationships with the Reorganized Debtors as of and after the Effective Date.

160. Transaction Expenses: As defined in the Securities Purchase Agreements and as approved by the Securities Purchase Agreements Order.

161. UFCW: The United Food and Commercial Workers.

162. UFCW Local Unions: The following local unions affiliated with the UFCW: 27; 100R; 152; 338; 342; 371; 464A; 1034; 1245; 1262; 1360; 1500; and 1776.

163. Unclaimed Distribution: Any distribution under the Plan on account of an Allowed Claim to a holder that has not: (a) accepted a particular distribution or, in the case of distributions made by check, negotiated such check; (b) given notice to the Reorganized Debtors of an intent to accept a particular distribution; (c) responded to the Debtors’ or Reorganized Debtors’ requests for information necessary to facilitate a particular distribution; or (d) taken any other action necessary to facilitate such distribution.

164. Unexpired Lease: A lease of nonresidential real property to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

165. Unimpaired: With respect to a Class of Claims or Interests, a Class of Claims or Interests that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

166. Union Claims: Any and all Claims against the Debtors held by parties subject to the Union Settlement Agreements and the Modified Collective Bargaining Agreements and related term sheets.

167. Union Settlement Agreements: The Union Protections in Term Sheets attached as Exhibit A hereto.

168. United States Trustee: The United States Trustee for the Southern District of New York.

169. Unsecured Claims: Collectively, Convertible Notes Claims, 9.125% Senior Note Claims, Quarterly Interest Bond Claims, Trade Claims, Guaranteed Landlord Claims, Pension Withdrawal Claims and General Unsecured Claims.

170. Unsecured Creditor Contingent Recovery Pool: Contingent consideration that may become distributable, as set forth more fully on Exhibit B annexed hereto, solely in the event of a Sale Transaction meeting certain criteria, to holders of Allowed Unsecured Claims in Classes E, F, G, H, I, J and L and pursuant to the Substantive Consolidation Settlement.

171. Voting Deadline: That date which shall be the final date by which a holder of a Claim may vote to accept or reject the Plan, which date is set forth in the Solicitation Procedures Order.

172. Voting Record Date: That date for determining which holders of Claims and Interests are entitled to vote to accept or reject the Plan, which date is set forth in the Solicitation Procedures Order.

173. Wilmington Trust: Wilmington Trust Company, N.A., in its capacity as indenture trustee under the 1991 Indenture and the 2007 Indenture, as applicable.

174. Yucaipa: The Yucaipa Companies, LLC and their affiliated funds, including Yucaipa American Alliance Fund II, LP and Yucaipa American Alliance (Parallel) Fund II, LP.

B.	Rules of Interpretation

1. For purposes of the Plan: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (b) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, shall mean such document, schedule, or exhibit, as it may have been or may be amended, modified, or supplemented; (d) unless otherwise specified, all references herein to “Articles” are references to Articles hereof or hereto; (e) the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to any particular portion of the Plan; (f) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan;

(g) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (h) unless otherwise specified herein, any reference to the term “including” herein shall mean “including without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it; and (i) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

2. The provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein.

3. Except to the extent the Bankruptcy Code or Bankruptcy Rules apply, and subject to the provisions of any contract, lease, instrument, release, indenture, or other agreement or document entered into expressly in connection herewith, the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

ARTICLE II.

ADMINISTRATIVE CLAIMS, PROFESSIONAL CLAIMS, DIP FACILITY CLAIMS,

PRIORITY TAX CLAIMS AND UNITED STATES TRUSTEE STATUTORY FEES

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Professional Claims, DIP Facility Claims, and Priority Tax Claims have not been classified and thus are excluded from the Classes of Claims set forth in Article III herein.

A.	Administrative Claims

Unless otherwise agreed to by the holder of an Allowed Administrative Claim and the Debtors (in consultation with the Creditors’ Committee and the DIP Facility Administrative Agent) or Reorganized Debtors, as applicable, each holder of an Allowed Administrative Claim (other than of a Professional Claim), including any Allowed Administrative Claim of the Notes Trustee or Second Lien Trustee, will receive in full and final satisfaction of its Administrative Claim an amount of Cash equal to the amount of such Allowed Administrative Claim either: (1) on the Effective Date, or as soon as practicable thereafter, (2) if the Administrative Claim is not Allowed as of the Effective Date, no later than 30 days after the date on which an order Allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter, (3) if the Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Commencement Date, pursuant to the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claims, without any further action by the holders of such Allowed Administrative Claims, (4) for any amounts owed pursuant to the Securities Purchase Agreements, in accordance with the Securities Purchase Agreements or as allowed pursuant to the Securities Purchase Agreements Order or (5) for any professional fee and expense amounts owed pursuant to the Union Settlement Agreements, in accordance with the Union Settlement Agreements, not to exceed $2.75 million pursuant to the terms thereof. For the avoidance of doubt, all reasonable fees and expenses that are submitted to the Debtors and the Creditors’ Committee of the Notes Trustee (and its counsel, agents, and advisors) that are provided for under the Notes Indentures, as applicable, shall be paid in full in Cash on the Effective Date, or as soon as practicable thereafter, without a reduction to the recoveries of applicable holders of Allowed Claims only if Classes E, F and G (defined below) each vote in favor of the Plan.

Additionally, the reasonable and documented fees and expenses of (a) the Second Lien Trustee and Seward & Kissell LLP in its capacity as counsel to the Second Lien Trustee, and (b) Brown Rudnick LLP and Miller Buckfire & Co. LLC in their capacities as advisors to the Second Lien Trustee and/or the Ad Hoc Consortium (as defined in the Plan Support Agreement, and as applicable) submitted to the Debtors (subject to redaction to preserve attorney-client privilege) shall be Administrative Claims Allowed against the Debtors’ estates payable on the Effective Date in an aggregate amount not to exceed $1,800,000.00 plus any fees and expenses payable by the Debtors pursuant to Paragraph 15(e)(ii) of the Final DIP Order that remain unpaid as of the Effective Date (the “Second Lien Professional Fee Cap”); provided that the foregoing shall not in any way limit, waive, or modify (x) the rights of the Second Lien Trustee and its attorneys, professionals, and advisors to seek payment and/or reimbursement of fees, costs, and expenses pursuant to the Second Lien Indenture, including any such fees, costs, and expenses exceeding the Second Lien Professional Fee Cap or (y) any party’s ability to contest any such additional fees or expenses sought under clause (x) hereof; provided further that the foregoing shall not limit nor be deemed to limit fees and expenses payable by the Debtors pursuant to Paragraph 15(e)(ii) of the Final DIP Order). For the avoidance of doubt, the fees and expenses payable pursuant to this paragraph: (i) shall not be subject to a request for payment of Administrative Claims (other than with respect to fees and expenses requested pursuant to clause (x) of this paragraph) and (ii) shall not reduce the recoveries of the holders of Allowed Second Lien Note Claims (other than through the Second Lien Trustee’s exercise of its charging lien under Section 7.07 of the Second Lien Indenture in accordance with Article VII.A.3 hereof).

Except as otherwise provided in this Article II.A, unless previously filed, requests for payment of Administrative Claims (other than requests for the payment of Transaction Expenses, which shall be governed pursuant to the terms of the Securities Purchase Agreements and the Securities Purchase Agreements Order) must be filed and served on the Reorganized Debtors no later than the Administrative Claims Bar Date pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order. Holders of Administrative Claims that are required to file and serve a request for payment of such Administrative Claims that do not file and serve such a request by the Administrative Claims Bar Date shall be forever barred, stopped and enjoined from asserting such Administrative Claims against the Debtors, the Reorganized Debtors or their property and Estates and such Administrative Claims shall be deemed discharged as of the Effective Date. For the avoidance of doubt, the payment of the Break-Up Fee and any Transaction Expenses shall be governed by the Securities Purchase Agreements and the Securities Purchase Agreements Order.

The UFCW Local Unions, on behalf of the employees represented by the UFCW Local Unions, shall accrue and shall be entitled to an Allowed Administrative Claim in the amount of the actual cash savings provided to the Debtors under the Modified Collective Bargaining Agreements from the effective date of the Union Settlement Agreements through Confirmation, as provided in the Union Settlement Agreements. Any such Administrative Claim will be capped at a maximum of $18 million based on cash savings provided in the fourth calendar quarter of 2011 and $7 million based on cash savings provided in the first calendar quarter of

2012, it being understood that if the cash savings during the fourth calendar quarter of 2011 are less than $18 million, any excess will be added to the $7 million cap for the first calendar quarter of 2012. If the actual cash savings provided to the Company under the Modified Collective Bargaining Agreements between the effective date of the Union Settlement Agreements and Confirmation exceeds the amounts of the caps described above, any excess savings shall be treated as an Allowed Administrative Claim that is subordinated in priority and (to the extent relevant) payment timing to any other Allowed Administrative Claims in the Chapter 11 Cases. In any event, any such Allowed Administrative Claim shall be waived, extinguished, and forever discharged upon Confirmation of a Plan which contemplates the continued operation of a chain of grocery stores, by either the Company or a buyer through a plan-related sale that is otherwise consistent with the Union Settlement Agreements.

Reasonable and documented fees and expenses incurred by members of the Creditors’ Committee during the pendency of the Chapter 11 Cases in their capacities as members of the Creditors’ Committee shall be Allowed Administrative Claims in an aggregate amount not to exceed $378,500.00.

B.	Professional Claims

1. Final Fee Applications. All final requests for payment of Professional Claims shall be filed and served no later than 60 days after the Confirmation Date. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior Bankruptcy Court orders, the Allowed amounts of such Professional Claims shall be determined by the Bankruptcy Court.

2. Professional Fee Escrow Account. In accordance with Article II.B.3 hereof, on the Effective Date, the Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the aggregate Professional Fee Reserve Amount for all Professionals. The Professional Fee Escrow Account shall be maintained in trust for the Professionals. Except as provided in the last sentence of this paragraph, such funds shall not be considered property of the estates of the Debtors or Reorganized Debtors, as applicable. The amount of Professional Claims owing to the Professionals shall be paid in Cash to such Professionals by the Reorganized Debtors from the Professional Fee Escrow Account within 10 days after such Claims are Allowed by a Final Order. When all Allowed Professional Claims have been paid in full, amounts remaining in the Professional Fee Escrow Account, if any, shall revert to the Reorganized Debtors.

3. Professional Fee Reserve Amount. To receive payment for unbilled fees and expenses incurred through the Effective Date, the Professionals shall provide good faith estimates of their Professional Compensation prior to and as of the Effective Date and shall deliver such estimate to the Debtors no later than 10 days prior to the Confirmation Hearing, provided, however, that such estimate shall not be considered an admission with respect to the fees and expenses of such Professional. If a Professional does not provide an estimate, the Reorganized Debtors may estimate the unbilled fees and expenses of such Professional. The total amount so estimated as of the Effective Date shall comprise the Professional Fee Reserve Amount.

4. Post-Effective Date Fees and Expenses. Except as otherwise specifically provided in the Plan, from and after the Effective Date, the Debtors or the Reorganized Debtors, as applicable, shall, without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable legal, professional, or other fees and expenses related to implementation and Consummation incurred by the Debtors or Reorganized Debtors, as applicable. Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code or the Interim Compensation Order in seeking retention or compensation for services rendered after such date shall terminate, and the Reorganized Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

C.	DIP Facility Claims

Except to the extent that a holder of an Allowed DIP Facility Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed DIP Facility Claim, each such Allowed Claim shall be paid in full in Cash on the Effective Date, or as soon as practicable thereafter, provided such payments shall be distributed to the DIP Facility Administrative Agent on behalf of holders of such Allowed Claims.

D.	Priority Tax Claims

With the reasonable consent of the Investors, each holder of an Allowed Priority Tax Claim due and payable on or before the Effective Date shall receive one of the following treatments on account of such Claim (1) Cash, payable by the Debtors on the Effective Date, in an amount equal to the amount of such Allowed Priority Tax Claim, (2) Cash in an amount agreed to by the Debtor or Reorganized Debtor (on the Effective Date), as applicable, and such holder, provided, however, that such parties may further agree for the payment of such Allowed Priority Tax Claim to occur at a later date, or (3) at the option of the Debtors (on the Effective Date) or the Reorganized Debtors (after the Effective Date), Cash in the aggregate amount of such Allowed Priority Tax Claim payable in installment payments over a period not more than five years after the Commencement Date pursuant to section 1129(a)(9)(C) of the Bankruptcy Code. To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtors (on the Effective Date) or the Reorganized Debtors (after the Effective Date) and the holder of such Claim, or as may be due and payable under applicable non-bankruptcy law or in the ordinary course of business.

ARTICLE III.

CLASSIFICATION, TREATMENT, AND VOTING OF CLAIMS AND INTERESTS

A.	Substantive Consolidation Settlement

1. Issues Subject to Compromise: The Plan proposes, and its terms embody, a compromise and settlement of intercreditor issues relating to whether the liabilities and properties of the Debtors should be substantively consolidated for purposes of voting and distributions under the Plan. These issues include: (a) whether the elements necessary to obtain an order of substantive consolidation are satisfied in the Chapter 11 Case; (b) the value of the Debtors’ Estates on an individual and a consolidated basis, and the proper method of determining such value; (c) whether the Estate of each Debtor should be treated separately for purposes of making payments to holders of Claims; (d) whether it is possible to attribute particular Claims asserted in the Chapter 11 Case to a specific Debtor; (e) the value to be accorded to guarantees issued by one Debtor in favor of another Debtor; (f) the strength of the relative rights and positions of the different Classes of unsecured Claims with respect to disputes over substantive consolidation; (g) other issues having to do with the rights of certain Estates, Claims, or Classes of Claims vis-à-vis other Estates, Claims, or Classes of Claims; and (h) the amount and priority of Intercompany Claims and the potential voidability of certain intercompany transfers.

2. Effect of Substantive Consolidation Settlement: Pursuant to the Substantive Consolidation Settlement embodied in the Plan, holders of Allowed Unsecured Claims will receive their Pro Rata share of any Unsecured Creditor Contingent Recovery Pool. The Debtors believe that the substantive consolidation of the Debtors may adversely impact holders of Allowed (Class I) Guaranteed Landlord Claims and Allowed (Class J) Pension Withdrawal Claims because such holders may be entitled to a recovery from multiple operating Debtors on account of their Allowed (Class I) Guaranteed Landlord Claims and Allowed (Class J) Pension Withdrawal Claims. Therefore, in order to provide an equitable distribution to holders of Allowed Pension Withdrawal Claims and holders of Allowed Guaranteed Landlord Claims who vote to approve the Plan, in consultation with the Creditors’ Committee and the DIP Facility Administrative Agent, the Plan and Substantive Consolidation Settlement provide for an enhanced recovery to these holders as provided in Article III.C.9.b and Article III.C.10.b. The terms of the Substantive Consolidation Settlement shall not be changed without the consent of the Investors (such consent shall not be unreasonably withheld or delayed in the case of a change that is not adverse to the Investors), and any change shall be made in consultation with the Creditors’ Committee and the DIP Facility Administrative Agent.

As a result of the Substantive Consolidation Settlement, except as otherwise provided herein (including any exhibits or supplements hereto), and only for purposes of voting and distributions under the Plan: (a) the separate Chapter 11 Cases of the Debtors will be consolidated into the case of A&P as a single consolidated case; (b) all property of the Estate of each Debtor will be deemed to be property of the consolidated Estates; (c) all Claims against each Estate will be deemed to be Claims against the consolidated Estates, any Proof of Claim filed against one or more of the Debtors will be deemed to be a single Proof of Claim filed against the consolidated Estates, and all duplicate Proofs of Claim filed on account of a Claim representing a single liability (other than Claims filed against multiple Debtors on the basis of joint and several liability) will be deemed expunged; (d) no distributions under the Plan will be made on account of Intercompany Claims or Intercompany Interests; (e) Allowed Claims based on joint and several liability shall be deemed satisfied by a single distribution as if the Claim were held solely against one Debtor Entity; (f) except as provided in the Plan with respect to the treatment of Guaranteed Landlord Claims and Pension Withdrawal Claims, all Claims based upon pre-petition unsecured guarantees by one Debtor in favor of any other of the Debtors or other basis of co-Debtor liability will be eliminated (other than guarantees existing under assumed Executory Contracts or Unexpired Leases), and no distributions under the Plan will be made on account of Claims based upon such guarantees or other basis of co-Debtor liability; and

(g) for purposes of determining the availability of the right of setoff under section 553 of the Bankruptcy Code, the Debtors will be treated as one consolidated entity so that, subject to the other provisions of section 553 of the Bankruptcy Code, pre-petition debts due to any of the Debtors may be set off against the pre-petition debts of any other of the Debtors.

The Plan will not result in the merger or otherwise affect the separate legal existence of each Debtor, other than with respect to voting and distribution rights under the Plan. The compromise plan structure will not (a) impair the validity or enforceability of guarantees that exist under or with respect to assumed Executory Contracts or Unexpired Leases; (b) affect valid, enforceable, and unavoidable Liens that would not otherwise be terminated under the Plan, except for Liens that secure a Claim that is eliminated by virtue of the plan structure and Liens against collateral that are extinguished by virtue of such plan structure; (c) have the effect of creating a Claim in a Class different from the Class in which a Claim would have been placed in the absence of such structure; or (d) affect the obligation of each of the Reorganized Debtors, pursuant to section 1930 of Title 28 of the United States Code, to pay quarterly fees to the Office of the United States Trustee until such time as each particular Debtor’s case is closed.

3. Approval of Substantive Consolidation Settlement: The Plan is deemed to be a motion under sections 105, 363 and 1123 of the Bankruptcy Code and Rule 9019 of the Bankruptcy Rules for approval of the compromise and settlement of the issues described above. The confirmation of the Plan shall constitute approval of this motion by the Bankruptcy Court, and the Confirmation Order shall contain findings supporting and conclusions approving the compromise and settlement as fair and equitable and within the bounds of reasonableness. The Debtors reserve their rights, with the consent of the Investors (such consent shall not be unreasonably withheld or delayed in the case of a decision by the Debtors or Reorganized Debtors that is not adverse to the Investors), to substantively consolidate the estates, in full, outside of the terms of Substantive Consolidation Settlement.

B.	Classification of Claims and Interests

The Plan constitutes a separate plan of reorganization for each Debtor; provided, however, that the classifications, recoveries and voting rights set forth below reflect the Substantive Consolidation Settlement described above. Except for the Claims addressed in Article II above, all Claims and Interests are classified in the Classes set forth below pursuant to section 1122 of the Bankruptcy Code. As set forth above, in accordance with section 1123(a)(1) of the Bankruptcy Code, the Debtors have not classified Administrative Claims, Professional Claims, DIP Facility Claims or Priority Tax Claims. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes. A Claim or Interest is also classified in a particular Class for the purpose of voting and receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date.

1. Class Identification: Below is a chart assigning each Class a letter for purposes of identifying each separate Class.

Class	Claim or Interest	Status	Voting Rights
A	Second Lien Note Claims	Impaired/Unimpaired	Entitled to Vote/Conclusively Presumed to Accept
B	Secured Tax Claims	Unimpaired	Conclusively Presumed to Accept
C	Other Secured Claims	Unimpaired	Conclusively Presumed to Accept
D	Other Priority Claims	Unimpaired	Conclusively Presumed to Accept
E	Convertible Notes Claims	Impaired	Deemed to Reject
F	9.125% Senior Note Claims	Impaired	Deemed to Reject
G	Quarterly Interest Bond Claims	Impaired	Deemed to Reject
H	Trade Claims	Impaired	Deemed to Reject
I	Guaranteed Landlord Claims	Impaired	Deemed to Reject
J	Pension Withdrawal Claims	Impaired	Deemed to Reject
K	Union Claims	Impaired	Entitled to Vote
L	General Unsecured Claims	Impaired	Deemed to Reject
M	Intercompany Claims	Impaired/Unimpaired	Deemed to Reject/ Conclusively Presumed to Accept
N	Interests in A&P	Impaired	Deemed to Reject
O	Intercompany Interests	Impaired/Unimpaired	Deemed to Reject/ Conclusively Presumed to Accept
P	Subordinated Claims	Impaired	Deemed to Reject

C.	Treatment of Classes of Claims and Interests

1.	Class A — Second Lien Note Claims

a.	Classification: Class A consists of all Second Lien Note Claims.

b.	Allowance: Second Lien Note Claims shall be Allowed in the aggregate amount of $309,660,000.00; provided the Allowed aggregate Second Lien Note Claims shall (x) increase by $108,785.00 for each day that the Effective Date occurs after March 1, 2012 and (y) decrease by $108,785.00 for each day that the Effective Date occurs before March 1, 2012. For the avoidance of doubt, Second Lien Note Claims Allowed pursuant to this Article III.C.1.b excludes and shall not include any Applicable Premium (as defined in the Second Lien Indenture), makewhole premium, prepayment penalty, or similar Claim arising under or related to the Second Lien Indenture or the Second Lien Notes.

c.	Treatment: Except to the extent that a holder of an Allowed Class A Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Class A Claim, each such holder of an Allowed Class A Claim shall receive:

(i)	If Class A votes to accept the Plan or is presumed to have accepted the Plan: Cash distributed on the Effective Date in an amount equal to such Holder’s Pro Rata portion of the Second Lien Cash Pool.

(ii)

If Class A votes to reject the Plan: At the holder’s election, (A) Cash distributed on the Effective Date in an amount equal to such holder’s Pro Rata portion of the Second Lien Cash Pool (without any reduction on account of the Allowed amount of any Second Lien Note Claims that are satisfied with Replacement Second Lien Notes), or (B) Replacement Second Lien Notes with a present value equal to the Allowed amount of such holder’s Second Lien Note Claim (which may include any makewhole claim, prepayment penalty, or Applicable Premium Allowed by the Bankruptcy Court, if any, in addition to Second Lien Note Claims Allowed pursuant to Article III.C.1.b hereof).[3]

d.	Voting: Class A is Impaired and holders of Allowed Class A Claims may vote to accept or reject the Plan; provided that the Debtors reserve the right to assert the treatment provided to holders of Second Lien Note Claims under this Article III.C.1 renders holders of Second Lien Note Claims Unimpaired.

2.	Class B — Secured Tax Claims

a.	Classification: Class B consists of all Secured Tax Claims.

b.	Treatment: Except to the extent that a holder of an Allowed Class B Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Class B Claim, each such holder of an Allowed Class B Claim shall receive, at the option of the Debtors or the Reorganized Debtors (with the reasonable consent of the Investors), as applicable:

(i)	Cash on the Initial Distribution Date, or as soon as practicable thereafter, in an amount equal to such Allowed Class B Claim; or

[3]

Any holder of Second Lien Note Claims failing to timely submit a duly completed ballot and election form making an election with respect to Article III.C.1.c(ii) shall be deemed to have elected to receive the treatment provided by Article III.C.1.c(ii)(A) hereof.

(ii)	commencing on the Initial Distribution Date, or as soon as practicable thereafter, and continuing over a period not exceeding five years from the Commencement Date, equal semi-annual Cash payments in an aggregate amount equal to such Allowed Class B Claim, together with interest at the applicable non-default contract rate under non-bankruptcy law, subject to the option of the Debtors or the Reorganized Debtors to prepay the entire amount of such Allowed Claim during such time period.

c.	Voting: Class B is Unimpaired, and the holders of Allowed Class B Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Allowed Class B Claims are not entitled to vote to accept or reject the Plan.

3.	Class C — Other Secured Claims

a.	Classification: Class C consists of all Other Secured Claims.

b.	Treatment: Except to the extent that a holder of an Allowed Class C Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Class C Claim, each such holder of an Allowed Class C Claim shall, at the option of the Debtors or the Reorganized Debtors, as applicable, and the Investors:

(i)	have its Allowed Class C Claim Reinstated and rendered Unimpaired in accordance with section 1124(2) of the Bankruptcy Code, notwithstanding any contractual provision or applicable non-bankruptcy law that entitles the holder of an Allowed Class C Claim to demand or receive payment of such Allowed Class C Claim prior to the stated maturity of such Allowed Class C Claim from and after the occurrence of a default; or

(ii)	receive Cash in an amount equal to such Allowed Class C Claim, including any interest on such Allowed Class C Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the later of the Initial Distribution Date and the date such Allowed Class C Claim becomes an Allowed Class C Claim, or as soon as practicable thereafter; or

(iii)	receive the collateral securing its Allowed Class C Claim.

c.	Voting: Class C is Unimpaired, and holders of Allowed Class C Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Allowed Class C Claims are not entitled to vote to accept or reject the Plan.

4.	Class D — Other Priority Claims

a.	Classification: Class D consists of all Other Priority Claims.

b.	Treatment: Except to the extent that a holder of an Allowed Class D Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Class D Claim, each such holder of an Allowed Class D Claim shall have its Allowed Class D Claim paid in full in Cash on the later of (i) the Initial Distribution Date, or as soon as practicable thereafter and (ii) the date such Class D Claim becomes Allowed, or as soon as practicable thereafter.

c.	Voting: Class D is Unimpaired, and holders of Allowed Class D Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Allowed Class D Claims are not entitled to vote to accept or reject the Plan.

5.	Class E — Convertible Notes Claims

a.	Classification: Class E consists of all Convertible Note Claims.

b.	Treatment: Except to the extent that a holder of an Allowed Class E Claim and the Reorganized Debtors agree to a less favorable treatment, each holder of an Allowed Class E Claim that was a holder of such Claim as of the Distribution Record Date shall receive, on or before the 120th day following the consummation of a Sale Transaction (if any), a distribution equal to its Pro Rata portion of the Unsecured Creditor Contingent Recovery Pool, if any. On the Effective Date, and in exchange for the rights provided under this paragraph to each holder of an Allowed Class E Claim, each Allowed Class E Claim shall be discharged.

c.	Voting: Class E is Impaired and holders of Allowed Class E Claims are deemed to have rejected the Plan.

6.	Class F — 9.125% Senior Note Claims

a.	Classification: Class F consists of all 9.125% Senior Note Claims.

b.	Treatment: Except to the extent that a holder of an Allowed Class F Claim and the Reorganized Debtors agree to a less favorable treatment, each holder of an Allowed Class F Claim that was a holder of such Claim as of the Distribution Record Date shall receive, on or before the 120th day following the consummation of a Sale Transaction (if any), a distribution equal to its Pro Rata portion of the Unsecured Creditor Contingent Recovery Pool, if any. On the Effective Date, and in exchange for the rights provided under this paragraph to each holder of an Allowed Class F Claim, each Allowed Class F Claim shall be discharged.

c.	Voting: Class F is Impaired and holders of Allowed Class F Claims are deemed to have rejected the Plan.

7.	Class G — Quarterly Interest Bond Claims

a.	Classification: Class G consists of all Quarterly Interest Bond Claims.

b.	Treatment: Except to the extent that a holder of an Allowed Class G Claim and the Reorganized Debtors agree to a less favorable treatment, each holder of an Allowed Class G Claim that was a holder of such Claim as of the Distribution Record Date shall receive, on or before the 120th day following the consummation of a Sale Transaction (if any), a distribution equal to its Pro Rata portion of the Unsecured Creditor Contingent Recovery Pool, if any. On the Effective Date, and in exchange for the rights provided under this paragraph to each holder of an Allowed Class G Claim, each Allowed Class G Claim shall be discharged.

c.	Voting: Class G is Impaired and holders of Allowed Class G Claims are deemed to have rejected the Plan.

8.	Class H — Trade Claims

a.	Classification: Class H consists of all Trade Claims.

b.	Treatment: Except to the extent that a holder of an Allowed Class H Claim and the Reorganized Debtors agree to a less favorable treatment, each holder of an Allowed Class H Claim that was a holder of such Claim as of the Distribution Record Date shall receive, on or before the 120th day following the consummation of a Sale Transaction (if any), a distribution equal to its Pro Rata portion of the Unsecured Creditor Contingent Recovery Pool, if any. On the Effective Date, and in exchange for the rights provided under this paragraph to each holder of an Allowed Class H Claim, each Allowed Class H Claim shall be discharged.

c.	Voting: Class H is Impaired and holders of Allowed Class H Claims are deemed to have rejected the Plan.

9.	Class I — Guaranteed Landlord Claims

a.	Classification: Class I consists of all Guaranteed Landlord Claims.

b.

Treatment: Except to the extent that a holder of an Allowed Class I Claim and the Reorganized Debtors agree to a less favorable treatment, each holder of an Allowed Class I Claim that was a holder of such Claim as of the Distribution Record Date shall receive, on or before the 120th day following the consummation of a Sale Transaction (if any), a distribution from the Unsecured Creditor Contingent Recovery Pool, if any, such that the applicable holder’s aggregate recovery for its Allowed Class I Claim is equal to the product of (x) its Pro Rata portion of the Unsecured Creditor Contingent Recovery Pool (if any, as adjusted for Pro Rata calculations) and (y) 1.46. On the Effective Date, and in exchange for the rights provided under this paragraph to each holder of an Allowed Class I Claim, each Allowed Class I Claim shall be discharged.

c.	Voting: Class I is Impaired and holders of Allowed Class I Claims are deemed to have rejected the Plan.

10.	Class J — Pension Withdrawal Claims

a.	Classification: Class J consists of all Pension Withdrawal Claims.

b.	Treatment: Except to the extent that a holder of an Allowed Class J Claim and the Reorganized Debtors agree to a less favorable treatment, each holder of an Allowed Class J Claim that was a holder of such Claim as of the Distribution Record Date shall receive, on or before the 120th day following the consummation of a Sale Transaction (if any), a distribution from any Unsecured Creditor Contingent Recovery Pool such that the applicable holder’s aggregate recovery for its Allowed Class J Claim is equal to the product of (x) its Pro Rata portion of the Unsecured Creditor Contingent Recovery Pool (if any, as adjusted for Pro Rata calculations) and (y) 2.35. On the Effective Date, and in exchange for the rights provided under this paragraph to each holder of an Allowed Class J Claim, each Allowed Class J Claim shall be discharged.

c.	Voting: Class J is Impaired and holders of Allowed Class J Claims are deemed to have rejected the Plan.

11.	Class K — Union Claims

a.	Classification: Class K consists of all Union Claims.

b.	Treatment: Except to the extent that a holder of an Allowed Class K Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Class K Claim, each holder of an Allowed Class K Claim shall receive the consideration set forth in the Union Settlement Agreements.

c.	Voting: Class K is Impaired and holders of Allowed Class K Claims are entitled to vote to accept or reject the Plan.

12.	Class L — General Unsecured Claims

a.	Classification: Class L consists of all General Unsecured Claims.

b.	Treatment: Except to the extent that a holder of an Allowed Class L Claim and the Reorganized Debtors agree to a less favorable treatment, each holder of an Allowed Class L Claim that was a holder of such Claim as of the Distribution Record Date shall receive, on or before the 120th day following the consummation of a Sale Transaction (if any), a distribution equal to its Pro Rata portion of the Unsecured Creditor Contingent Recovery Pool, if any. On the Effective Date, and in exchange for the rights provided under this paragraph to each holder of an Allowed Class L Claim, each Allowed Class L Claim shall be discharged.

c.	Voting: Class L is Impaired and holders of Allowed Class L Claims are deemed to have rejected the Plan.

13.	Class M — Intercompany Claims

a.	Classification: Class M consists of all Intercompany Claims.

b.	Treatment: Subject to the provisions of Article IV.T (“Restructuring Transactions”), holders of Allowed Class M Intercompany Claims shall not receive any distributions on account of such Allowed Class M Intercompany Claims; provided, however, the Debtors and Reorganized Debtors reserve the right to Reinstate any or all Allowed Class M Intercompany Claims on or after the Effective Date in accordance with section 1124 of the Bankruptcy Code and such Reinstated Intercompany Claims, including Intercompany Claims against non-Debtor affiliates, shall vest in the applicable Reorganized Debtor or its successor on the Effective Date free and clear of all Claims, Liens, charges, other encumbrances and interests.

c.	Voting: Class M is Impaired, and holders of Allowed Class M Intercompany Claims are deemed to have rejected the Plan pursuant to section 1126(f) of the Bankruptcy Code, unless Allowed Class M Intercompany Claims are Reinstated, in which case the holders of Allowed Class M Intercompany Claims are Unimpaired and are conclusively presumed to accept the Plan.

14.	Class N — Interests in A&P

a.	Classification: Class N consists of all Interests in A&P.

b.	Treatment: Holders of Allowed Class N Interests shall not receive any distributions on account of such Allowed Class N Interests. On the Effective Date, all Class N Interests shall be canceled and extinguished.

c.	Voting: Class N is Impaired, and holders of Allowed Class N Interests are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, holders of Allowed Class N Interests are not entitled to vote to accept or reject the Plan.

15.	Class O — Intercompany Interests

a.	Classification: Class O consists of all Intercompany Interests.

b.	Treatment: Subject to the provisions of Article IV.T (“Restructuring Transactions”), holders of Allowed Class O Intercompany Interests shall not receive any distributions on account of such Allowed Class O Intercompany Interests; provided, however, the Debtors and the Reorganized Debtors reserve the right to Reinstate any or all Allowed Class O Intercompany Interests on or after the Effective Date in accordance with section 1124 of the Bankruptcy Code and such Reinstated Intercompany Interests, including Intercompany Interests in non-Debtor affiliates, shall vest in the applicable Reorganized Debtor or its successor on the Effective Date free and clear of all Claims, Liens, charges, other encumbrances and interests.

c.	Voting: Class O is Impaired, and holders of Allowed Class O Intercompany Interests are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code, unless Class O Intercompany Interests are Reinstated, in which case the holders of Allowed Class O Intercompany Interests are Unimpaired and are conclusively presumed to accept the Plan.

16.	Class P — Subordinated Claims

a.	Classification: Class P consists of all Subordinated Claims.

b.	Treatment: Holders of Allowed Class P Claims shall not receive any distributions on account of such Allowed Class P Claims. On the Effective Date, all Class P Claims shall be discharged.

c.	Voting: Class P is Impaired and holders of Allowed Class P Claims are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, holders of Allowed Class P Claims are not entitled to vote to accept or reject the Plan.

D.	Special Provision Governing Vote Tabulation

Except as otherwise provided in the Disclosure Statement and the motion to approve the Disclosure Statement and its related exhibits: (i) if no holders of Claims eligible to vote in a particular Class vote to accept or reject the Plan, the Plan shall be deemed accepted by the holders of such Claims in such Class; and (ii) any Class of Claims that does not have a holder of an Allowed Claim or Interest or a Claim temporarily allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

E.	Special Provision Governing Unimpaired Claims

Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ or the Reorganized Debtors’ rights in respect of any Unimpaired Claim, including all rights in respect of legal and equitable defenses to or setoffs or recoupments against the holder of any such Unimpaired Claim.

ARTICLE IV.

PROVISIONS FOR IMPLEMENTATION OF THE PLAN

A.	Use of Proceeds from New Money Commitment and Exit Facility

Unless otherwise provided in the Plan or the Securities Purchase Agreements, the Debtors and Reorganized Debtors, as applicable, shall use the proceeds received from the New Money Commitment, together with proceeds from the Exit Facility and other funds held by the Debtors on the Effective Date, (i) to make cash distributions required by the Plan, (ii) to pay Transaction Expenses not previously paid, (iii) to pay other expenses of the Chapter 11 Cases, to the extent so ordered by the Bankruptcy Court, and (iv) for general corporate purposes.

B.	General Settlement of Claims and Interests

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, on the Effective Date, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the Plan.

C.	NewCo Equity

The issuance of the NewCo Equity by Reorganized A&P to the Investors on the Effective Date in consideration for the New Equity Investment is authorized without the need for any further corporate action or without any further action by the Debtors or Reorganized A&P, as applicable. Pursuant to the Plan, the issuance and distribution by Reorganized A&P on or after the Effective Date of shares of NewCo Equity to the Investors in consideration for the New Equity Investment (to the extent practicable, directly, or else through a Distribution Agent) to satisfy the Debtors’ obligations under the Securities Purchase Agreements, subject to dilution by the Management Equity Incentive Program and/or other agreement or as otherwise provided by the Securities Purchase Agreements, is hereby authorized. All of the shares of NewCo Equity issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable. On the Effective Date, each of Reorganized A&P and the other Reorganized Debtors shall be a private company. As such, the Reorganized Debtors will not list the NewCo Equity on a national securities exchange as of the Effective Date.

D.	Registration Exemptions

The offering, issuance, and distribution of any Securities pursuant to the Plan and any and all settlement agreements incorporated therein are expected to be exempt from applicable federal and state securities laws (including blue sky laws), registration and other requirements, including but not limited to, the registration and prospectus delivery requirements of section 5 of the Securities Act, pursuant to section 4(2) of the Securities Act, or another available exemption from registration under the Securities Act, as applicable. In addition, under section 1145 of the Bankruptcy Code, if applicable, any Securities issued pursuant to the Plan or any and all settlement agreements incorporated therein will be transferable under the Securities Act by the recipients thereof, subject to (1) the restrictions, if any, on the transferability of such Securities and instruments, including restrictions contained in the Reorganized A&P Charter and the Securities Purchase Agreements and (2) any other applicable regulatory and legal requirements.

E.	Vesting of Assets in the Reorganized Debtors

Except as specifically or expressly provided in the Plan or any agreement, instrument, or other document incorporated in the Plan, on the Effective Date, all property of the Debtors’ Estates, all of the Debtors’ Causes of Action, and any property acquired by any of the Debtors pursuant to the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances (except for Liens, if any, that may be specifically granted to secure the Exit Facility, the New Second Lien Notes and the New Convertible Third Lien Notes, and if applicable, the Replacement Second Lien Notes and the Other Secured Claims). On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

F.	Cancellation of Notes, Instruments, Certificates and Other Documents

On the Effective Date, except as otherwise specifically provided for in the Plan or the Securities Purchase Agreements (and except for such Certificates, notes, or other instruments or documents evidencing indebtedness or obligations of the Debtors that are specifically Reinstated pursuant to the Plan): (1) the obligations of the Debtors under the DIP Facility, the 1991 Indenture, the 2007 Indenture, the Second Lien Indenture, the Convertible Notes, the 9.125% Senior Notes, the Quarterly Interest Bonds and the Second Lien Notes and any other Certificate, share, note, bond, indenture, purchase right, or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest, equity or profits interest in the Debtors or any warrants, options or other securities exercisable or exchangeable for, or convertible into, debt, equity, ownership or profits interests in the Debtors giving rise to any Claim or Interest, and any options, or other securities exercisable or exchangeable for, or convertible into Interests or equity of the Debtors, shall be cancelled as to the Debtors; (2) the obligations of the Debtors under the DIP Facility, the 1991 Indenture, the 2007 Indenture, the Second Lien Indenture, the Convertible Notes, the 9.125% Senior Notes, the Quarterly Interest Bonds and the Second Lien Notes shall be fully released, settled, and compromised as to the Debtors and the non-Debtor Affiliates, and the Reorganized Debtors shall not have any continuing obligations thereunder except as otherwise provided in the Plan; and (3) the obligations of the Debtors, the Reorganized Debtors and the non-Debtor Affiliates, pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing any shares, Certificates, notes, bonds, indentures, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtors shall be fully released, settled, and compromised; provided, however, that notwithstanding Consummation or the occurrence of the Effective Date, any indenture or agreement that governs the rights of the holder of a Claim or Interest shall continue in effect solely for purposes of (1) allowing holders to receive distributions under the Plan, (2) allowing and preserving the rights of the DIP Facility Administrative Agent, Second Lien Trustee, and Wilmington Trust, as provided in Article VII herein.

G.	Reinstatement of Intercompany Claims and Interests

In the event that the Debtors elect to Reinstate Intercompany Claims or Intercompany Interests pursuant to Article III.C.13 or Article III.C.15, respectively, each Reorganized Debtor shall, without the need for any further corporate act or other action under any applicable law, regulation, order or rule, issue authorized new Equity Securities to the Reorganized Debtor that was that Debtor’s or non-Debtor Affiliate’s corporate parent prior to the Effective Date so that each Reorganized Debtor will retain its 100% ownership of its pre-Commencement Date subsidiaries. The foregoing may be modified by the Debtors and the Investors at any time.

H.	Issuance of New Securities; Execution of Plan Documents

Except as otherwise provided in the Plan or the Securities Purchase Agreements, the Reorganized Debtors shall issue on the Effective Date all Securities, notes, instruments, Certificates, and other documents required to be issued pursuant to the Plan and the Securities Purchase Agreements (as approved by the Securities Purchase Agreements Order).

I.	Post-Confirmation Property Sales

To the extent the Debtors (in consultation with the Creditors’ Committee and the DIP Facility Administrative Agent) or Reorganized Debtors, as applicable, purchase or sell any property after the Confirmation Date and prior to the Effective Date, the Debtors or Reorganized Debtors, as applicable, may elect to purchase or sell such property pursuant to sections 363, 1123(a)(5)(D), 1141(c), and 1146(a) of the Bankruptcy Code.

J.	Corporate Action

Each of the matters provided for by the Plan involving the corporate structure of the Debtors or corporate or related actions to be taken by or required of the Debtors or the Reorganized Debtors, whether taken prior to or as of the Effective Date, shall be deemed authorized, approved and ratified without the need for any further corporate action or without any further action by the Debtors or the Reorganized Debtors, holders of Claims or Interests, directors, managers or officers of the Debtors, the Reorganized Debtors, or the Investors, or any other Entity or Person, as applicable. Such actions include (1) the adoption and filing of the Reorganized A&P Charter and the adoption of the Reorganized A&P Bylaws, (2) the appointment of the New Board, (3) the adoption and implementation of the Management Equity Incentive Program, (4) the adoption of severance agreements (as applicable) without action by the New Board as, and to the extent, provided in section 1.11 of the Securities Purchase Agreements, (5) entering into the Management Services Agreement, (6) the authorization, issuance and distribution pursuant to the Plan and the Securities Purchase Agreements of the New Second Lien Notes, the New Convertible Third Lien Notes, the NewCo Equity, the Investment Warrants and any other Securities to be authorized, issued and distributed pursuant to the Plan and Securities Purchase Agreements, and (7) the consummation and implementation of the Exit Financing.

K.	Certificate of Incorporation and Bylaws

The certificates of incorporation and bylaws (or other formation documents relating to limited liability companies, limited partnerships, or other forms of Entity) of the Debtors (other than A&P) shall be amended in a form as may be required to be consistent with the provisions of the Plan, the Securities Purchase Agreements and the Bankruptcy Code, and shall be in form and substance acceptable to the Investors. The certificate of incorporation and bylaws of A&P shall be as contained in the Plan Supplement and as acceptable to the Investors. The Reorganized A&P Charter will, among other things, (1) authorize the issuance of the shares of NewCo Equity; and (2) pursuant to and only to the extent required by section 1123(a)(6) of the Bankruptcy Code, include a provision prohibiting the issuance of non-voting Equity Securities.

After the Effective Date, each Reorganized Debtor may amend and restate its certificate of incorporation and other constituent documents as permitted by the laws of its respective state, province, or country of formation and its respective charter and bylaws.

L.	Effectuating Documents, Further Transactions

On and after the Effective Date, the Reorganized Debtors, and the officers and members of the boards of directors thereof, are authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and the Securities Purchase Agreements and the Securities issued pursuant thereto in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations, or consents except for those expressly required pursuant to the Plan or the Securities Purchase Agreements.

M.	Section 1146(a) Exemption

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. Such exemption specifically applies, without limitation, to (1) the Restructuring Transactions; (2) the creation of any mortgage, deed of trust, Lien or other security interest; (3) the making or assignment of any lease or sublease; (4) the issuance and/or distribution of NewCo Equity, any Replacement Second Lien Notes, the New Second Lien Notes, the New Convertible Third Lien Notes, the Investment Warrants and any other securities of the Debtors or the Reorganized Debtors; or (5) the making or delivery of any deed or other instrument of transfer under, in furtherance of or in connection with the Plan or the Securities Purchase Agreements, including: (a) any merger agreements; (b) agreements of consolidation, restructuring, disposition, liquidation, or dissolution; (c) deeds; (d) bills of sale; or (e) assignment executed in connection with any Restructuring Transaction occurring pursuant to the Plan or the Securities Purchase Agreements.

N.	Directors and Officers of Reorganized A&P

On the Effective Date, the term of the current members of the board of directors of A&P shall expire, and the New Board shall be appointed pursuant to the Securities Purchase Agreements. On and after the Effective Date, each director or officer of Reorganized A&P shall serve pursuant to the terms of the Reorganized A&P Charter, the Reorganized A&P Bylaws, or other constituent documents, the Management Services Agreement, as applicable, and applicable state corporation law. Pursuant to the terms of the Securities Purchase Agreements and the Union Settlement Agreements, the New Board shall be reconstituted to consist of seven directors (or such larger number of directors as may be determined by the Investors in their discretion), of whom at least five directors shall be persons designated by the Investors, one person shall be a person designated by the UFCW (who (x) shall be an independent director and a grocery industry expert, and (y) shall not serve on behalf of, or take directions from, the UFCW), and one person shall be the Chief Executive Officer of the Reorganized Debtors. The Reorganized A&P Bylaws and the Reorganized A&P Charter shall provide that the New Board will be divided into three classes serving staggered three-year terms. Pursuant to the Securities Purchase Agreements, on or before the Confirmation Hearing, the Investors may provide for employment offers for the Executive Management Team (as defined in the Securities Purchase Agreements).

O.	Officers and Directors of Reorganized Debtors Other Than Reorganized A&P

Unless otherwise provided in the Debtors’ disclosure pursuant to section 1129(a)(5) of the Bankruptcy Code, the officers of each of the Reorganized Debtors, other than Reorganized A&P, shall continue to serve in their current capacities after the Effective Date. The classification and composition of the boards of directors of the Reorganized Debtors other than Reorganized A&P shall be consistent with their respective new certificates of incorporation and bylaws, if any. Each such director or officer shall serve from and after the Effective Date pursuant to the terms of the applicable certificate of incorporation, bylaws, other constituent documents, and applicable state corporation law.

P.	Compensation, Pensions and Benefits Programs

1. Management Equity Incentive Program. The Management Equity Incentive Program for Reorganized A&P shall become effective on the Effective Date without need for further corporate action as contemplated by the Securities Purchase Agreements.

2. Employee and Retiree Benefits. Except with respect to any equity based awards, rejected employment agreements and any other rejected benefit or compensation plans, and subject to the terms and conditions of the Securities Purchase Agreements and the Union Settlement Agreements, on and after the Effective Date, the Reorganized Debtors may (1) honor, in the ordinary course of business, any contracts, agreements, policies, programs, and plans for compensation, including bonus compensation, health care benefits, disability benefits, travel benefits, savings, severance benefits, retirement benefits, welfare benefits, workers’ compensation insurance, and accidental death and dismemberment insurance for the directors, officers, and employees of any of the Debtors who served in such capacity at any time; and (2) honor, in the ordinary course of business, Claims of employees employed as of the Effective Date for accrued vacation time arising prior to the Commencement Date; provided, however, that the Debtors’ or Reorganized Debtors’ performance pursuant to any employment agreement that is not a rejected employment agreement will not entitle any Person to any benefit or alleged entitlement under any policy, program or plan that has expired or been terminated before the Effective Date, or restore, Reinstate, or revive any such benefit or alleged entitlement under any such policy, program, or plan; provided, further that any such assumed plans and obligation shall be subject to modification in accordance with their terms. Nothing in the Plan shall limit, diminish, or otherwise alter the Reorganized Debtors’ defenses, claims, Causes of Action, or other rights with respect to any such contracts, agreements, policies, programs, and plans, nor shall Confirmation of the Plan and/or Consummation of the Restructuring Transactions constitute a change of control under any such contracts, agreements, policies, programs, and plans.

3. Pensions. As of the Effective Date, the Reorganized Debtors shall continue the A&P Pension Plans in accordance with, and subject to, their terms, ERISA, and the Internal Revenue Code, and shall preserve all of their rights thereunder. The A&P Pension Claims and all Proofs of Claims filed on account thereof shall be deemed withdrawn as of the Effective Date without any further action of the Debtors, the Reorganized Debtors or the PBGC, and without any further action, order, or approval of the Bankruptcy Court.

4. Workers’ Compensation Programs. As of the Effective Date, except as set forth in the Securities Purchase Agreements and Plan Supplement, the Debtors and the Reorganized Debtors shall continue to honor their obligations under: (i) all applicable workers’ compensation laws in states in which the Reorganized Debtors operate; and (ii) the Debtors’ (a) written contracts, agreements, and agreements of indemnity, in each case relating to workers’ compensation, (b) self-insurer workers’ compensation bonds, policies, programs, and plans for workers’ compensation and (c) workers’ compensation insurance. All Proofs of Claims on account of workers’ compensation shall be deemed withdrawn automatically and without any further notice to or action, order, or approval of the Bankruptcy Court; provided, however, that nothing in the Plan shall limit, diminish, or otherwise alter the Debtors’ or Reorganized Debtors’ defenses, Causes of Action, or other rights under applicable non-bankruptcy law with respect to any such contracts, agreements, policies, programs and plans; provided, further, that nothing herein shall be deemed to impose any obligations on the Debtors in addition to what is provided for under applicable state law.

Q.	Intercompany Account Settlement

The Debtors and the Reorganized Debtors, and their respective Affiliates, will be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Reorganized Debtors to satisfy their obligations under the Plan. Except as set forth herein, any changes in intercompany account balances resulting from such transfers will be accounted for and settled in accordance with the Debtors’ historical intercompany account settlement practices and will not violate the terms of the Plan.

R.	Preservation of Rights of Action

Subject to the releases set forth in Article VIII.D and Article VIII.E below and waiver in Article IV.S, unless any of the Debtors’ Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all of the Debtors’ Causes of Action, whether arising before or after the Commencement Date, including any actions specifically enumerated in the Plan Supplement, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. The Reorganized Debtors may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any of the Causes of Action against it as any indication that the Debtors or the Reorganized Debtors will not pursue any and all of their available Causes of Action against it. The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all of their Causes of Action against any Entity, except as otherwise expressly provided in the Plan or a Final Order. Unless any of the Debtors’ Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Bankruptcy Court order, the Reorganized Debtors expressly reserve all such Causes of Action, for later adjudication, and, therefore no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.

Further, subject to the releases set forth in Article VIII.D and Article VIII.E below, the Reorganized Debtors reserve and shall retain the foregoing Debtors’ Causes of Action notwithstanding the rejection or repudiation of any Executory Contract during the Chapter 11 Cases or pursuant to the Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a Debtor may hold against any Entity shall vest in the Reorganized Debtors, as the case may be. The applicable Reorganized Debtor, through its authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order or approval of the Bankruptcy Court.

S.	Avoidance Actions

The Debtors and Reorganized Debtors waive all Avoidance Actions, provided, however, that any Avoidance Action against an Entity that asserts a Secured Tax Claim, Other Secured Claim, Other Priority Claim or any Administrative Claim that arises outside the ordinary course of the Debtors’ business (which, for the avoidance of doubt, shall not include Claims entitled to administrative priority pursuant to section 503(b)(9) of the Bankruptcy Code), against the Debtors is expressly preserved solely for the purposes of resolving Disputed Claims pursuant to Article VI, provided, further, that notwithstanding anything herein, any Avoidance Action that was commenced against an Entity by the Debtors prior to December 31, 2010 is expressly preserved.

T.	Restructuring Transactions

On or prior to the Effective Date, the Debtors (in consultation with the Creditors’ Committee and the DIP Facility Administrative Agent) or the Reorganized Debtors may enter into such transactions, execute and deliver such agreements, instruments and other documents, and take any actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses or a corporate restructuring of the overall corporate structure of the Reorganized Debtors, as and to the extent provided therein, with the consent of the Investors. The Restructuring Transactions may include one or more inter-company mergers, consolidations, amalgamations, arrangements, continuances, restructurings, conversions, dissolutions, transfers, asset sales, liquidations, or other corporate transactions as may be determined by the Debtors (in consultation with the Creditors’ Committee and the DIP Facility Administrative Agent) or the Reorganized Debtors, as applicable, and the Investors, to be necessary or appropriate to implement the transactions provided for in the Securities Purchase Agreements. None of the Restructuring Transactions contemplated herein or in the Securities Purchase Agreements shall constitute a change of control under any agreement, contract or document of the Debtors or Reorganized Debtors, as applicable. Subject to the Securities Purchase Agreements, the actions to effect the Restructuring Transactions may include: (1) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan and the Securities Purchase Agreements and that satisfy the requirements of applicable law and any other terms to which the relevant entities may agree; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and the Securities Purchase Agreements and having other terms for which the applicable parties agree; (3) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution pursuant to applicable state or provincial law; (4) pledging, granting of liens or security interests over, assuming or guarantying obligations or taking such similar actions as may be necessary to preserve the rights and collateral interests of the secured creditors of the Debtors and their subsidiaries at all times prior to the effectiveness and consummation of the Plan; (5) the creation of a new holding company, as provided in the Securities Purchase Agreements, or other changes to the organizational structure of the Debtors or the Reorganized Debtors, as applicable, as determined by the Debtors or the Reorganized Debtors, as applicable, and the Investors; and (6) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law in connection with the Restructuring Transactions or that are otherwise provided for in the Securities Purchase Agreements.

U.	Corporate Existence

Except as otherwise provided in the Plan, each Debtor shall continue to exist after the Effective Date as a separate corporate Entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws (or other formation documents) are amended pursuant to the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and without any further notice to or action, order, or approval of the Bankruptcy Court or any other court of competent jurisdiction (other than any requisite filings required under applicable state, provincial, or federal law), provided, however, that the Investors may elect to have a new holding company formed pursuant to the Securities Purchase Agreements.

V.	Tax Reporting Matters

All parties (including the Reorganized Debtors and holders of Claims and Interests) shall report for all federal income tax purposes in a manner consistent with the Plan.

W.	Management Services Agreement

On the Effective Date, and pursuant to the terms of the Securities Purchase Agreements, Reorganized A&P or one of its Affiliates (as agreed among Yucaipa, Liberty Harbor, Mount Kellett and the Debtors or Reorganized Debtors, as applicable) shall enter into the Management Services Agreement with The Yucaipa Companies, LLC.

X.	Adequate Assurance Deposits

Notwithstanding anything to the contrary in the Plan or in an order previously entered by the Bankruptcy Court, unless the Debtors (in consultation with the Creditors’ Committee and the DIP Facility Administrative Agent) or Reorganized Debtors, with the reasonable consent of the Investors, otherwise agree, all adequate assurance deposits provided by the Debtors to utility providers pursuant to the Order Determining Adequate Assurance of Payment for Future Utility Services [Docket No. 503] shall be returned to the Reorganized Debtors within 10 business days of the Effective Date.

ARTICLE V.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Rejection of Executory Contracts and Unexpired Leases

Except as otherwise provided herein and pursuant to the terms and conditions of the Securities Purchase Agreements, each Executory Contract and Unexpired Lease not previously assumed shall be deemed automatically rejected pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless any such Executory Contract or Unexpired

Lease: (1) is listed on the schedule of “Assumed Executory Contracts and Unexpired Leases” in the Plan Supplement; (2) has been previously assumed by the Debtors by Final Order or has been assumed by the Debtors by order of the Bankruptcy Court as of the Effective Date (including retroactively), which order becomes a Final Order after the Effective Date; (3) is the subject of a motion to assume or reject pending as of the Effective Date; (4) is an Intercompany Contract, unless such Intercompany Contract previously was rejected by the Debtors pursuant to a Final Order, is the subject of a motion to reject pending on the Effective Date, or is listed on the schedule of “Rejected Executory Contracts and Unexpired Leases” in the Plan Supplement; or (5) is otherwise assumed pursuant to the terms herein.

The Confirmation Order will constitute an order of the Bankruptcy Court approving such rejections pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. Counterparties to Executory Contracts or Unexpired Leases that are deemed rejected as of the Effective Date shall have the right to assert any Claim on account of the rejection of such Executory Contracts or Unexpired Leases, including under section 502(g) of the Bankruptcy Code, subject to compliance with the requirements herein. All Executory Contracts and Unexpired Leases rejected by the Debtors on or prior to the Effective Date will not be continuing obligations of the Debtors or Reorganized Debtors.

Further, the Plan Supplement will contain a schedule of “Rejected Executory Contracts and Unexpired Leases,” as may be amended from time to time with the consent, as provided in the Securities Purchase Agreements, of the Investors; provided, however, that any Executory Contract and Unexpired Lease not previously assumed, assumed and assigned, or rejected by an order of the Bankruptcy Court, and not listed in the schedule of “Assumed Executory Contracts and Unexpired Leases” will be rejected on the Effective Date, notwithstanding its exclusion from the schedule of “Rejected Executory Contracts and Unexpired Leases”.

B.	Assumption of Executory Contracts and Unexpired Leases

On the Effective Date, except as otherwise provided herein and pursuant to the terms and conditions of the Securities Purchase Agreements, in addition to those Executory Contracts and Unexpired Leases previously assumed by the Debtors pursuant to a Final Order (and not otherwise subsequently rejected prior to the Effective Date), the Debtors (in consultation with the Creditors’ Committee and the DIP Facility Administrative Agent) shall assume all of the Executory Contracts and Unexpired Leases listed on the schedule of “Assumed Executory Contracts and Unexpired Leases,” as may be amended from time to time, in the Plan Supplement and otherwise identified for assumption pursuant to Article V.A above. With respect to each such Executory Contract and Unexpired Lease listed on the schedule of “Assumed Executory Contracts and Unexpired Leases,” the Debtors shall have designated a proposed Cure. The Confirmation Order shall constitute an order of the Bankruptcy Court approving any such assumptions pursuant to sections 365(a) and 1123 of the Bankruptcy Code; however, parties shall not be precluded from filing objections to the Debtors’ proposed Cure by the Cure Objection Deadline.

1. Modifications, Amendments, Supplements, Restatements, or Other Agreements. Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed by the Debtors or the Reorganized Debtors shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated hereunder; provided, however, that any anti-assignment provision in any assumed Executory Contract and/or Unexpired Lease shall be deemed invalid for the purposes of assumption and/or assignment pursuant to section 365 of the Bankruptcy Code in these Chapter 11 Cases, including assignment of any assumed Executory Contract and/or Unexpired Lease to any affiliate of the Debtors or Reorganized Debtors on or prior to the Effective Date.4 Confirmation of the Plan and Consummation of the Restructuring Transactions shall not constitute a change of control under any Unexpired Lease or Executory Contract assumed by the Debtors on or prior to the Effective Date. Any assignment by the Reorganized Debtors of an Executory Contract or Unexpired Lease after the Effective Date shall be governed by the terms of the Executory Contract or Unexpired Lease and applicable non-bankruptcy law.

Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

2. Proofs of Claim Based on Executory Contracts or Unexpired Leases that Have Been Assumed. Any and all Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in the Chapter 11 Cases, including hereunder, except Proofs of Claim asserting Cures, pursuant to the order approving such assumption, including the Confirmation Order, shall be deemed disallowed as of the Effective Date without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court.

3. Assumption of Modified Collective Bargaining Agreements. Unless previously assumed by the Debtors, on the Effective Date, the Debtors, pursuant to section 365 of the Bankruptcy Code, shall assume (a) the Modified Collective Bargaining Agreements as provided in the Union Settlement Agreements and as approved by the Bankruptcy Court and (b) the Other Collective Bargaining Agreements. Notwithstanding any other provision of this Plan, the cure obligations, if any, related to the assumption of each of the Modified Collective Bargaining Agreements and the Other Collective Bargaining Agreements, shall be satisfied by the Reorganized Debtors by payment, in the ordinary course, of all obligations arising under the Modified Collective Bargaining Agreements and any of the Other Collective Bargaining Agreements, including grievance settlements and arbitration awards subject to the Union Settlement Agreements and related documents and side letters. All Proofs of Claim filed by the UFCW, the UFCW Local Unions, the SEIU and the SEIU Local Union for amounts due under any collective bargaining agreement shall be considered satisfied by the agreement and obligation to assume and cure in the ordinary course as provided herein.

[4]	The Debtors and Reorganized Debtors will take all necessary steps to comply with state liquor, pharmacy and food sales laws and regulations.

C.	Indemnification Obligations

Notwithstanding anything herein to the contrary, the Reorganized Debtors shall assume and be deemed to have assumed the Indemnification Obligations as of and on the Effective Date other than any Indemnification Obligation that was previously rejected by the Debtors pursuant to an order of the Bankruptcy Court or is the subject of a motion to reject filed by the Debtors that was pending as of the Effective Date; provided that the Reorganized Debtors shall assume and be deemed to have assumed Indemnification Obligations for a former director or officer that was not employed by, engaged by, or serving in such capacity for the Debtors at any time following November 1, 2010 only if the Debtor Release provided under Article VIII.D hereof is approved by the Bankruptcy Court with respect to such former director or officer; provided further that Indemnification Obligations assumed or deemed assumed by the Reorganized Debtors pursuant to this Article V.C shall not be limited to obligations arising from or related to claims settled or released pursuant to the Debtor Release. Each Indemnification Obligation that is assumed or deemed assumed pursuant to this Article V.C shall remain in full force and effect, shall not be modified, reduced, discharged, impaired, or otherwise affected in any way (whether by the Plan, a Restructuring Transaction, or otherwise), and shall be Unimpaired and unaffected, irrespective of when such obligation arose.

D.	Insurance Policies

Each insurance policy shall be assumed by the applicable Debtor effective as of the Effective Date, pursuant to sections 365 and 1123 of the Bankruptcy Code, to the extent such insurance policy is executory, unless such insurance policy previously was rejected by the Debtors pursuant to a Bankruptcy Court order, is the subject of a motion to reject pending on the Effective Date, or is included in the schedule of “Rejected Executory Contracts and Unexpired Leases” contained in the Plan Supplement. Notwithstanding anything to the contrary in the Plan or the Plan Supplement (including any other provision that purports to be preemptory or supervening), nothing in the Plan or the Plan Supplement shall in any way operate to, or have the effect of, impairing the legal, equitable or contractual rights of the Debtors’ insurers, if any, in any respect or the rights of the Debtors or any other party against the Debtors’ insurers or in respect of any insurance of the Debtors. The rights of the Debtors and the Debtors’ insurers vis-à-vis one another shall be determined under their respective insurance policies and any related agreements with the Debtors, if any, subject to the rights of the Debtors to assume any such policy or agreement in accordance with this provision.

E.	Objections to Assumption of Executory Contracts and Unexpired Leases Including Cure of Defaults

With respect to each of the Executory Contracts or Unexpired Leases listed on the schedule of “Assumed Executory Contracts and Unexpired Leases,” the Debtors (in consultation with the Creditors’ Committee and the DIP Facility Administrative Agent) shall designate a proposed Cure, however, the assumption of such Executory Contracts or Unexpired Leases shall not be conditioned upon the disposition of all issues with respect to Cure.5 Such Cure shall be

[5]

For the avoidance of doubt, the Debtors’ assumption of the Executory Contracts and Unexpired Leases, pursuant to the Confirmation Order, shall occur as of the Effective Date despite any pending or unresolved objections to such assumptions based on Cure grounds.

satisfied by the Debtors or their assignee, if any, by payment of the Cure in Cash on the Effective Date or as soon as reasonably practicable thereafter, or on such other terms as may be ordered by the Bankruptcy Court or agreed upon by the parties to the applicable Executory Contract or Unexpired Lease without any further notice to or action, order, or approval of the Bankruptcy Court. Any provisions or terms of the Executory Contracts or Unexpired Leases to be assumed pursuant to the Plan that are, or may be, alleged to be in default, shall be satisfied solely by Cure, or by an agreed-upon waiver of Cure. Nothing herein or in the Confirmation Order shall impact any unresolved Cure disputes or pending Cure objections filed by parties to Executory Contracts and Unexpired Leases that have been previously assumed by the Debtors pursuant to section 365 of the Bankruptcy Code.

Five days prior to the objection deadline for the Confirmation Hearing, and subsequently as needed pursuant to the amendment of the schedule of “Assumed Executory Contracts and Unexpired Leases,” the Debtors shall file with the Bankruptcy Court and serve upon counterparties to such Executory Contracts and Unexpired Leases a notice of the proposed assumption that will (1) list the applicable Cure, if any, (2) describe the procedures for filing objections to the proposed assumption or Cure, and (3) explain the process by which related disputes will be resolved by the Bankruptcy Court.

Except with respect to Executory Contracts and Unexpired Leases in which the Debtors (in consultation with the Creditors’ Committee and the DIP Facility Administrative Agent) and the applicable counterparties have stipulated in writing to payment of Cure, all requests for payment of Cure that differ from the amounts proposed by the Debtors (i.e., Cure objections) must be filed with the Claims and Solicitation Agent on or before the Cure Objection Deadline. In addition, any non-Cure objection to the assumption of an Executory Contract or Unexpired Lease, to be deemed timely, must be filed with the Bankruptcy Court within fourteen days of receipt of the applicable notice of proposed assumption. To the extent counterparties file timely non-Cure objections to the assumption of any Executory Contracts or Unexpired Leases to be assumed pursuant to the Plan, and such disputes are not consensually resolved by the parties, such assumption shall be subject to entry of a Final Order approving such assumption, provided, that, such assumption will occur retroactively, at the discretion of the Debtors or Reorganized Debtors, to the Effective Date if approved by the Bankruptcy Court. Timely raised Cure and non-Cure objections to assumption may be litigated after the Effective Date.

Any request for payment of Cure that is not timely filed shall be disallowed automatically and forever barred, estopped, and enjoined from assertion and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any further notice to or action, order, or approval of the Bankruptcy Court, and any Cure shall be deemed fully satisfied, released, and discharged upon payment by the Debtors of the amounts listed on the Debtors’ proposed Cure schedule, notwithstanding anything included in the Schedules or in any Proof of Claim to the contrary; provided, however, that nothing shall prevent the Reorganized Debtors from paying any Cure despite the failure of the relevant counterparty to file such request for payment of such Cure. The Reorganized Debtors also may settle any Cure without any further notice to or action, order, or approval of the Bankruptcy Court.

If the Debtors or Reorganized Debtors, as applicable, object to any Cure or any other matter related to assumption, the Bankruptcy Court shall determine the Allowed amount of such

Cure and any related issues. If there is a dispute regarding such Cure, the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” within the meaning of section 365 of the Bankruptcy Code, or any other matter pertaining to assumption, then payment of Cure shall occur as soon as reasonably practicable after entry of a Final Order resolving such dispute, approving such assumption (and, if applicable, assignment), or as may be agreed upon by the Debtors or Reorganized Debtors, as applicable, and the counterparty to the Executory Contract or Unexpired Lease. Any counterparty to an Executory Contract or Unexpired Lease that fails to timely object to the proposed assumption of any Executory Contract or Unexpired Lease and associated Cure will be deemed to have consented to such assumption and Cure. The Debtors or Reorganized Debtors, as applicable, reserve the right either to reject or nullify the assumption of any Executory Contract or Unexpired Lease within 45 days after a Final Order resolving an objection to assumption, or determining the Cure or any request for adequate assurance of future performance required to assume such Executory Contract or Unexpired Lease, is entered.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Cures, Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption.

F.	Preexisting Obligations to the Debtors Under Executory Contracts and Unexpired Leases

Rejection of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of pre-existing obligations owed to the Debtors under such contracts or leases. In particular, notwithstanding any non-bankruptcy law to the contrary, the Reorganized Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties or continued maintenance obligations on goods previously purchased by the contracting Debtors or Reorganized Debtors, as applicable, from counterparties to rejected or repudiated Executory Contracts.

G.	Claims Based on Rejection of Executory Contracts or Unexpired Leases

Unless otherwise provided by a Bankruptcy Court order, any Proofs of Claim asserting Claims arising from the rejection of the Executory Contracts and Unexpired Leases pursuant to the Plan or otherwise must be filed with the Claims and Solicitation Agent no later than 30 days after the later of the Effective Date or the effective date of rejection. In addition, any objection to the rejection of an Executory Contract or Unexpired Lease must be filed with the Bankruptcy Court no later than 30 days after the later of the Effective Date or the effective date of rejection. Any such objection will be scheduled to be heard by the Bankruptcy Court at the Debtors’ or Reorganized Debtors’, as applicable, first scheduled omnibus hearing for which such objection is timely filed.

H.	Contracts, Intercompany Contracts, and Leases Entered Into After the Commencement Date

Contracts, Intercompany Contracts, and leases entered into after the Commencement Date by any Debtor, and any Executory Contracts and Unexpired Leases assumed by any Debtor, may be performed by the applicable Reorganized Debtor in the ordinary course of business.

I.	Reservation of Rights

Neither the exclusion nor inclusion of any contract or lease in the Plan Supplement, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder. If there is any objection filed to the rejection of an Executory Contract or Unexpired Lease, the Debtors or Reorganized Debtors, as applicable, shall have 45 days after entry of a Final Order resolving such objection to alter their treatment of such contract or lease.

ARTICLE VI.

PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND INTERESTS

A.	Allowance of Claims and Interests

After the Effective Date, each Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had with respect to any Claim or Interest immediately prior to the Effective Date, including the Causes of Action retained pursuant to Article IV.R above. Except as expressly provided in the Plan or in any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), no Claim shall become an Allowed Claim unless and until (i) the Debtors or Reorganized Debtors, as applicable, agree that such Claim is Allowed, provided, however, the Debtors shall not (I) Allow or settle, or (II) seek to Allow or settle, in either case any Administrative Claim or Priority Claim in excess of $250,000 arising outside the ordinary course of business without the Investors’ consent, which consent shall not be unreasonably withheld or delayed; provided, that (w) each of the Investors shall be deemed a Negative Notice Party (as defined in the Settlement Procedures Order); (x) each of the Investors shall have standing to object to a settlement of a Claim proposed pursuant to the Settlement Procedures Order; (y) each of the Investors shall have the same consultation and information rights provided to the Creditors’ Committee and counsel for the DIP Facility Administrative Agent pursuant to paragraph 2(g) of the Settlement Procedures Order with respect to proposed settlements of Third-Party Claims and Debtors’ Claims (each as defined in the Settlement Procedures Order) and (z) the Debtors shall not propose a settlement of an Administrative Claim or a Priority Claim outside the ordinary course of business in excess of $250,000 pursuant to Paragraph 2(d) of the Settlement Procedures Order without the Investors’ prior written consent (which consent shall not be unreasonably withheld or delayed), or (ii) such Claim is deemed Allowed or the Bankruptcy Court has entered a Final Order, including the Confirmation Order, in the Chapter 11 Cases allowing such Claim or Interest. All settled claims approved prior to the Effective Date pursuant to a Final Order of the Bankruptcy Court, pursuant to Bankruptcy Rule 9019 or otherwise shall be binding on all parties.

B.	Claims and Interests Administration Responsibilities

Except as otherwise specifically provided in the Plan or the Securities Purchase Agreements, after the Effective Date, the Reorganized Debtors shall have the sole authority (1) to file, withdraw, or litigate to judgment, objections to Claims or Interests, (2) to settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court, and (3) to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court.

C.	Estimation of Claims and Interests

Before or after the Effective Date, the Debtors (in consultation with the Creditors’ Committee and the DIP Facility Administrative Agent) or Reorganized Debtors, as applicable, may (but are not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim or Interest, including during the litigation of any objection to any Claim or Interest or during the appeal relating to such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim or Interest, that estimated amount shall constitute a maximum limitation on such Claim or Interest for all purposes under the Plan (including for purposes of distributions), and the relevant Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim or Interest.

D.	Expungement or Adjustment to Paid, Satisfied, or Superseded Claims and Interests

Any Claim or Interest that has been paid, satisfied, or superseded, or any Claim or Interest that has been amended or superseded, may be adjusted or expunged on the Claims Register by the Reorganized Debtors without a claims objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

E.	No Interest

Unless otherwise specifically provided for in the Plan (including with respect to the Allowed amount of any Claims hereunder), required under applicable bankruptcy law, or agreed to by the Debtors, the Confirmation Order, or a postpetition agreement in writing between the Debtors and a holder of a Claim, postpetition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Commencement Date on any Claim or right. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim.

F.	DISALLOWANCE OF CLAIMS OR INTERESTS

EXCEPT AS OTHERWISE AGREED, ANY AND ALL PROOFS OF CLAIM FILED AFTER THE APPLICABLE DEADLINE FOR FILING SUCH PROOFS OF CLAIM SHALL BE DEEMED DISALLOWED AND EXPUNGED AS OF THE EFFECTIVE DATE WITHOUT ANY FURTHER NOTICE TO OR ACTION, ORDER, OR APPROVAL OF THE BANKRUPTCY COURT, AND HOLDERS OF SUCH CLAIMS SHALL NOT RECEIVE ANY DISTRIBUTIONS ON ACCOUNT OF SUCH CLAIMS, UNLESS SUCH LATE PROOF OF CLAIM IS DEEMED TIMELY FILED BY A FINAL ORDER OF THE BANKRUPTCY COURT.

All Secured Tax Claims, Other Secured Claims, Other Priority Claims and Administrative Claims arising outside the ordinary course of the Debtors’ business (which, for the avoidance of doubt, shall not include Claims entitled to administrative priority pursuant to section 503(b)(9) of the Bankruptcy Code), of any Entity from which property is sought by the Debtors under section 542, 543, 550, or 553 of the Bankruptcy Code or that the Debtors or the Reorganized Debtors allege is a transferee of a transfer that is avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be disallowed if (1) the Entity, on the one hand, and the Debtors or the Reorganized Debtors, on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned sections of the Bankruptcy Code and (2) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order.

G.	Amendments to Claims

On or after the Effective Date, except as otherwise provided herein, a Claim may not be filed or amended without the authorization of the Bankruptcy Court or the Reorganized Debtors, and, to the extent such authorization is not received, any such new or amended Claim filed shall be deemed disallowed in full and expunged without any further notice to or action, order, or approval of the Bankruptcy Court, provided, that, after the Effective Date, holders of Allowed and Disputed Claims in Classes E, F, G, H, I, J and L may provide updated notice and address information for distribution purposes to the Claims Agent.

H.	No Distributions Pending Allowance

If an objection to a Claim or portion thereof is filed prior to the Effective Date, no payment or distribution provided under the Plan shall be made on account of such Claim or portion thereof, as applicable, unless and until such Disputed Claim becomes an Allowed Claim.

I.	Distributions After Allowance

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions, if any, shall be made to the holder of such Allowed Claim; however, the timing of such distributions(s) shall be at the sole reasonable discretion of the Debtors or Reorganized Debtors, and otherwise in accordance with the provisions of the Plan. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Distribution Agent shall provide to the holder of such Claim the distribution, if any, to which such holder is entitled under the Plan as of the Effective Date, without any interest to be paid on account of such Claim unless required under applicable bankruptcy law.

J.	Disputed Claims Reserve

On the Effective Date (or as soon thereafter as is reasonably practicable), the Reorganized Debtors shall deposit in the Disputed Claims Reserve any and all assets or Cash, as determined by the Debtors (in consultation with the Creditors’ Committee and the DIP Facility Administrative Agent) or Reorganized Debtors, that would likely have been distributed to the holders of all applicable Disputed Claims (other than Disputed Claims that would otherwise, if Allowed, be Allowed Claims in Classes E, F, G, H, I, J and L) as if such Disputed Claims had been Allowed Claims on the Effective Date, with the amount of such Allowed Claims to be determined, solely for the purposes of establishing reserves and for maximum distribution purposes, to be (a) the lesser of (i) the asserted amount of each Disputed Claim filed with the Bankruptcy Court as set forth in the non-duplicative Proof of Claim or as provided by the parties to the Debtors as further information with respect to the Proof of Claim, or (if no Proof of Claim was filed) scheduled by the Debtors, and (ii) the amount, if any, estimated by the Bankruptcy Court pursuant to section 502(c) of the Bankruptcy Code or ordered by other order of the Bankruptcy Court, or (b) the amount otherwise agreed to by the Debtors, the Creditors’ Committee, the Investors and the holder of such Disputed Claim for reserve purposes.

To the extent the Reorganized Debtors have not fully resolved the Disputed Claims in Classes E, F, G, H, I, J and L by the occurrence (if at all) of a Sale Transaction and triggering of the Unsecured Creditor Contingent Recovery Pool (if any), the Reorganized Debtors shall create a disputed claims reserve substantially similar to the mechanism described in the paragraph above for the benefit of holders of Claims in Classes E, F, G, H, I, J and L.

K.	Distributions Following Resolution of All Claims

When all Disputed Claims are resolved and either become Allowed or are disallowed by Final Order, to the extent assets remain in the Disputed Claims Reserve after all holders of Disputed Claims (other than Disputed Claims that would otherwise, if Allowed, be Allowed Claims in Classes E, F, G, H, I, J and L) that have become Allowed and have been paid the full amount they are entitled to pursuant to the treatment set forth for the appropriate Class under the Plan, then that excess shall be distributed to the Reorganized Debtors for Pro Rata distributions on account of any Allowed Claims in Classes other than Classes E, F, G, H, I, J and L.

ARTICLE VII.

PROVISIONS GOVERNING DISTRIBUTIONS

A.	Distributions on Account of Claims Allowed as of the Effective Date

1. Delivery of Distributions in General. Except as otherwise provided in the Plan or the Securities Purchase Agreements, a Final Order, or as otherwise agreed to by the relevant parties on the Distribution Date, the Distribution Agent shall make initial distributions under the Plan on account of Claims and Interests Allowed on or before the Effective Date, subject to the Reorganized Debtors’ right to object to Claims; provided, however, that (a) Allowed

Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases or assumed by the Debtors prior to the Effective Date shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice, and (b) Allowed Priority Tax Claims and Allowed Secured Tax Claims shall be paid in full in Cash on the Distribution Date or in installment payments over a period not more than five years after the Commencement Date pursuant to section 1129(a)(9)(C) of the Bankruptcy Code. To the extent any Allowed Priority Tax Claim or Allowed Secured Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtors and the holder of such Claim, or as may be due and payable under applicable non-bankruptcy law or in the ordinary course of business.

2. Delivery of Distributions on account of DIP Facility Claims. The DIP Facility Administrative Agent: (a) shall be deemed to be the holder of all DIP Facility Claims, as applicable, for purposes of distributions to be made hereunder, and the Distribution Agent shall make all distributions on account of Allowed DIP Facility Claims to or on behalf of the DIP Facility Administrative Agent; (b) shall hold or direct such distributions for the benefit of the holders of Allowed DIP Facility Claims, as applicable; and (c) shall arrange to deliver such distributions to or on behalf of such holders of Allowed DIP Facility Claims; provided, however, the DIP Facility Administrative Agent shall retain all rights as administrative agent under the DIP Facility Credit Agreement in connection with delivery of distributions to DIP Facility Lenders; and provided further, however, that the Debtors’ obligations to make distributions in accordance with Article II.C shall be deemed satisfied upon delivery of distributions to the DIP Facility Administrative Agent.

3. Delivery of Distributions on account of the Second Lien Note Claims. The Second Lien Trustee: (a) shall be deemed to be the holder of the Second Lien Note Claims, as applicable, for purposes of distributions to be made hereunder, and the Distribution Agent shall make all distributions on account of such Allowed Second Lien Note Claims to the Second Lien Trustee or on behalf of the Second Lien Trustee, provided that the Second Lien Trustee has given its prior written consent to the Distribution Agent to make such distributions; (b) shall hold or direct such distributions for the benefit of the holders of the Allowed Second Lien Note Claims, as applicable; and (c) shall arrange to deliver such distributions to or on behalf of the holders of the Allowed Second Lien Note Claims; provided, however, the Second Lien Trustee shall retain all rights as trustee under the Second Lien Indenture in connection with (i) delivering distributions to the holders of Allowed Second Lien Note Claims in accordance with the Plan and the Second Lien Indenture, (ii) permitting the Second Lien Trustee to exercise its charging lien under Section 7.07 of the Second Lien Indenture and (iii) allowing the Second Lien Trustee to appear in the Chapter 11 Cases after the Effective Date with respect to issues related to distributions. For the avoidance of doubt, the Second Lien Trustee shall only be required to act to make distributions in accordance with the terms of the Plan. The Debtors’ obligations to make distributions in accordance with Article III.C.1 above, including with respect to distributions due on the Effective Date pursuant to the Plan Support Agreement, shall be deemed satisfied upon delivery of distributions to the Second Lien Trustee or, if consent of the Second Lien Trustee is given as provided above, to the Distribution Agent on behalf of the Second Lien Trustee, as provided for herein.

4. Delivery of Distributions on account of Indenture Claims. Wilmington Trust as indenture trustee for the Notes Indentures: (a) shall be deemed to be the holder of all Indenture Claims, as applicable, for purposes of distributions to be made hereunder, and the Distribution Agent shall make all distributions on account of Allowed Indenture Claims to or on behalf of Wilmington Trust; (b) shall hold or direct such distributions for the benefit of the holders of the Allowed Indenture Claims, as applicable; (c) shall arrange to deliver such distributions to or on behalf of the holders of the Allowed Indenture Claims; provided, however, Wilmington Trust shall retain all rights as the indenture trustee for the Convertible Notes, 9.125% Senior Notes and Quarterly Interest Bonds under the Notes Indentures in connection with delivery of distributions; and provided further, however, that the Debtors’ obligations to make distributions in accordance with Article III.C.5, Article III.C.6 and Article III.C.7 shall be deemed satisfied upon delivery of distributions to Wilmington Trust.

B.	Distributions on Account of Claims Allowed After the Effective Date

1. Payments and Distributions on Disputed Claims. Except as otherwise provided in the Plan, a Final Order, or as agreed to by the relevant parties (including the Debtors, the Reorganized Debtors and/or the Investors, as applicable), distributions under the Plan on account of Disputed Claims (other than Disputed Claims in Classes E, F, G, H, I, J and L) that become Allowed after the Effective Date shall be made on the Periodic Distribution Date; provided, however, that (a) Disputed Claims that are Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases or assumed by the Debtors on or before the Effective Date that become Allowed after the Effective Date shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice and (b) Disputed Claims that are Priority Tax Claims or Secured Tax Claims that become Allowed Priority Tax Claims or Allowed Secured Tax Claims after the Effective Date shall be paid in full in Cash on the Periodic Distribution Date that is at least 30 days after the Disputed Claim becomes an Allowed Claim or over a five-year period as provided in section 1129(a)(9)(C) of the Bankruptcy Code with annual interest provided by applicable non-bankruptcy law.

2. Special Rules for Distributions to Holders of Disputed Claims. Notwithstanding any provision otherwise in the Plan and except as otherwise agreed by the relevant parties (including the Debtors, the Reorganized Debtors and/or the Investors, as applicable), (a) no partial payments and no partial distributions shall be made with respect to a Disputed Claim until all such disputes in connection with such Disputed Claim have been resolved by settlement or Final Order and (b) any Entity that holds both an Allowed Claim and a Disputed Claim shall not receive any distribution on the Allowed Claim unless and until all objections to the Disputed Claim have been resolved by settlement or Final Order or the Claims have been Allowed or expunged. All distributions made pursuant to the Plan on account of a Disputed Claim that is deemed an Allowed Claim by the Bankruptcy Court shall be made together with any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the distributed property as if such Allowed Claim had been an Allowed Claim on the dates distributions were previously made to holders of Allowed Claims included in the applicable Class; provided, however, that no interest shall be paid on account of such Allowed Claims unless required under applicable bankruptcy law or specifically provided for in the Plan (including with respect to the Allowed amount of any Claims hereunder).

C.	Delivery of Distributions

1. Record Date for Distributions. On the Distribution Record Date, the Claims Register shall be closed and when making distributions on or after the Effective Date, the Distribution Agent shall be authorized and entitled to recognize only those record holders listed on the Claims Register as of the close of business on the Distribution Record Date. Notwithstanding the foregoing, if a Claim or Interest, other than one based on a publicly traded Certificate is transferred less than 20 days before the Distribution Record Date, the Distribution Agent shall make distributions to the transferee only to the extent practical and in any event only if the relevant transfer form contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor.

2. Distribution Process. Except as otherwise provided herein, the Distribution Agent shall make, on and after the Effective Date, all distributions to holders of Allowed Claims required under the Plan, except that distributions to holders of Allowed Claims governed by a separate agreement and administered by a Servicer shall be deposited with the appropriate Servicer, at which time such distributions shall be deemed complete, and the Servicer shall deliver such distributions in accordance with the Plan and the terms of the governing agreement. Except as otherwise provided in the Plan, and notwithstanding any authority to the contrary, distributions to holders of Allowed Claims shall be made, on or after the Effective Date, to holders of record as of the Distribution Record Date by the Distribution Agent or a Servicer, as appropriate: (a) to the signatory set forth on any of the Proofs of Claim filed by such holder or other representative identified therein (or at the last known addresses of such holder if no Proof of Claim is filed or if the Debtors have been notified in writing of a change of address); (b) at the addresses set forth in any written notices of address changes delivered to the Distribution Agent after the date of any related Proof of Claim; (c) in accordance with Federal Rule of Civil Procedure 4, as modified and made applicable by Bankruptcy Rule 7004 if no Proof of Claim has been filed and the Distribution Agent has not received a written notice of a change of address; (d) at the addresses reflected in the Schedules if no Proof of Claim has been filed and the Distribution Agent has not received a written notice of a change of address; or (e) on any counsel that has appeared in the Chapter 11 Cases on the holder’s behalf. The Debtors, the Reorganized Debtors, and the Distribution Agent, as applicable, shall not incur any liability whatsoever on account of any distributions under the Plan.

3. Accrual of Dividends and Other Rights. For purposes of determining the accrual of dividends or other rights after the Effective Date, the NewCo Equity shall be deemed issued as of the Effective Date regardless of the date on which it is actually issued, dated, authenticated, or distributed; provided however, the Reorganized Debtors shall not pay any such dividends or distribute such other rights, if any, until after the issuance of NewCo Equity actually take place.

4. Compliance Matters. In connection with the Plan, to the extent applicable, the Reorganized Debtors and the Distribution Agent shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements.

Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors and the Distribution Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances.

5. Foreign Currency Exchange Rate. Except as otherwise provided in the Plan or a Bankruptcy Court order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate as of Monday, December 13, 2010 as quoted at 4:00 p.m. (EDT), mid-range spot rate of exchange for the applicable currency as published in The Wall Street Journal, National Edition, on Monday, December 13, 2010.

6. Fractional, De Minimis, Undeliverable, and Unclaimed Distributions.

a. Fractional Distributions. Notwithstanding any other provision of the Plan to the contrary, the Distribution Agent shall not be required to make distributions or payments of fractions of dollars. Whenever any payment of Cash of a fraction of a dollar pursuant to the Plan would otherwise be required, the actual payment shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars or less being rounded down.

b. De Minimis Distributions. Neither the Distribution Agent nor any Servicer shall have any obligation to make a distribution on account of an Allowed Claim if (i) the aggregate amount of all distributions authorized to be made on the Periodic Distribution Date in question is or has an economic value less than $250,000, or (ii) the amount to be distributed to the specific holder of an Allowed Claim on the particular Periodic Distribution Date does not constitute a final distribution to such holder. The Distribution Agent need not make any distribution on account of an Allowed Claim to a specific holder if such distribution on such Allowed Claim is less than $25.00.

c. Undeliverable Distributions. If any distribution to a holder of an Allowed Claim is returned to a Distribution Agent as undeliverable, no further distributions shall be made to such holder unless and until such Distribution Agent is notified in writing of such holder’s then-current address, at which time all currently due missed distributions shall be made to such holder on the next Periodic Distribution Date. Undeliverable distributions shall remain in the possession of the Reorganized Debtors until such time as a distribution becomes deliverable, or such distribution reverts to the Reorganized Debtors or is cancelled pursuant to Article VII.C.6.d below, and shall not be supplemented with any interest, dividends, or other accruals of any kind.

d. Reversion. Any distribution under the Plan that is an Unclaimed Distribution for a period of six months after distribution shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and such Unclaimed Distribution shall revest in the Reorganized Debtors and, to the extent such Unclaimed Distribution is NewCo Equity, shall be deemed cancelled. Upon such revesting, the Claim of any holder or its successors with respect to such property shall be cancelled, discharged, and forever barred notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws to the contrary. The provisions of the Plan regarding undeliverable distributions and Unclaimed Distributions shall apply with equal force to distributions that are issued by the Debtors, the Reorganized Debtors, or the Distribution Agent made pursuant to any indenture or Certificate (but only with respect to the initial distribution by the Servicer to holders that are entitled to be recognized under the relevant indenture or Certificate and not with respect to Entities to whom those recognized holders distribute), notwithstanding any provision in such indenture or Certificate to the contrary and notwithstanding any otherwise applicable federal or state escheat, abandoned, or unclaimed property law.

7. Surrender of Cancelled Instruments or Securities. Except as otherwise provided in the Plan, on the Effective Date, or as soon as reasonably practicable thereafter, each holder of a Certificate shall be deemed to have surrendered such Certificate to the Distribution Agent or a Servicer (to the extent the relevant Claim is governed by an agreement and administered by a Servicer). Such Certificate shall be cancelled solely with respect to the Debtors, and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-à-vis one another with respect to such Certificate. Notwithstanding that a holder of a Certificate will be deemed to have surrendered such Certificate, regardless of any actual surrender, the deemed surrender of a Certificate shall have the same effect as if such holder had actually surrendered such Certificate (including but not limited to the discharge of such holder’s Claim pursuant to the Plan), and such holder shall be deemed to have relinquished all rights, Claims and interests with respect to such Certificate. Notwithstanding the foregoing paragraph, this Article VII.C.7 shall not apply to any Claims Reinstated pursuant to the terms of the Plan.

8. Lost, Stolen, Mutilated, or Destroyed Debt Securities. Any holder of Allowed Claims evidenced by a Certificate that has been lost, stolen, mutilated, or destroyed shall, in lieu of surrendering such Certificate, deliver to the Distribution Agent or Servicer, if applicable, an affidavit of loss acceptable to the Distribution Agent or Servicer setting forth the unavailability of the Certificate, and such additional indemnity as may be required reasonably by the Distribution Agent or Servicer to hold the Distribution Agent or Servicer harmless from any damages, liabilities, or costs incurred in treating such holder as a holder of an Allowed Claim. Upon compliance with this procedure by a holder of an Allowed Claim evidenced by such a lost, stolen, mutilated, or destroyed Certificate, such holder shall, for all purposes pursuant to the Plan, be deemed to have surrendered such Certificate.

D.	Claims Paid or Payable by Third Parties

1. Claims Paid by Third Parties. The Claims and Solicitation Agent shall reduce in full a Claim, and such Claim shall be disallowed without a Claims objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or Reorganized Debtor. To the extent a holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such holder shall, within two weeks of receipt thereof, repay or return the distribution to the applicable Reorganized Debtor, to the extent the holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan.

2. Claims Payable by Insurance Carriers. No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, such Claim may be expunged to the extent of any agreed upon satisfaction on the Claims Register by the Claims and Solicitation Agent without a Claims objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

3. Applicability of Insurance Policies. Except as otherwise provided in the Plan, distributions to holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including insurers under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

E.	Setoffs

Except as otherwise expressly provided for in the Plan or a Final Order of the Bankruptcy Code, each Reorganized Debtor pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable non-bankruptcy law, or as may be agreed to by the holder of a Claim, may set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim), any Claims, rights, and Causes of Action of any nature that such Debtor or Reorganized Debtor, as applicable, may hold against the holder of such Allowed Claim, to the extent such Claims, rights, or Causes of Action against such holder have not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise); provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim pursuant to the Plan shall constitute a waiver or release by such Reorganized Debtor of any such Claims, rights, and Causes of Action that such Reorganized Debtor may possess against such holder. In no event shall any Holder of a Claim be entitled to set off any Claim against any Claim, right, or Cause of Action of a Debtor or a Reorganized Debtor, as applicable, unless such Holder has timely filed a Proof of Claim with the Bankruptcy Court preserving such setoff.

F.	Allocation Between Principal and Accrued Interest

Except as otherwise provided in the Plan, the aggregate consideration paid to holders with respect to their Allowed Claims shall be treated pursuant to the Plan as allocated first to the principal amount of such Allowed Claims (to the extent thereof) and, thereafter, to the interest, if any permitted pursuant to the Plan, accrued through the Effective Date.

ARTICLE VIII.

EFFECT OF CONFIRMATION OF THE PLAN

A.	DISCHARGE OF CLAIMS AND TERMINATION OF INTERESTS

EXCEPT AS OTHERWISE PROVIDED IN THE PLAN AND EFFECTIVE AS OF THE EFFECTIVE DATE: (1) THE RIGHTS AFFORDED IN THE PLAN AND THE TREATMENT OF ALL CLAIMS AND INTERESTS SHALL BE IN EXCHANGE FOR AND IN COMPLETE SATISFACTION, DISCHARGE, AND RELEASE OF ALL CLAIMS AND INTERESTS OF ANY NATURE WHATSOEVER, INCLUDING ANY INTEREST ACCRUED ON SUCH CLAIMS FROM AND AFTER THE COMMENCEMENT DATE, AGAINST THE DEBTORS OR ANY OF THEIR ASSETS, PROPERTY, OR ESTATES; (2) THE PLAN SHALL BIND ALL HOLDERS OF CLAIMS AND INTERESTS, NOTWITHSTANDING WHETHER ANY SUCH HOLDERS FAILED TO VOTE TO ACCEPT OR REJECT THE PLAN, VOTED TO ACCEPT THE PLAN OR VOTED TO REJECT THE PLAN; (3) ALL CLAIMS AND INTERESTS SHALL BE SATISFIED, DISCHARGED, AND RELEASED IN FULL, AND THE DEBTORS’ LIABILITY WITH RESPECT THERETO SHALL BE EXTINGUISHED COMPLETELY, INCLUDING ANY LIABILITY OF THE KIND SPECIFIED UNDER SECTION 502(G) OF THE BANKRUPTCY CODE; AND (4) ALL ENTITIES SHALL BE PRECLUDED FROM ASSERTING AGAINST THE DEBTORS, THE DEBTORS’ ESTATES, THE REORGANIZED DEBTORS, THEIR SUCCESSORS AND ASSIGNS, AND THEIR ASSETS AND PROPERTIES ANY OTHER CLAIMS OR INTERESTS BASED UPON ANY DOCUMENTS, INSTRUMENTS, OR ANY ACT OR OMISSION, TRANSACTION, OR OTHER ACTIVITY OF ANY KIND OR NATURE THAT OCCURRED PRIOR TO THE EFFECTIVE DATE.

B.	Subordinated Claims

The allowance, classification, and treatment of all Allowed Claims and Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510 of the Bankruptcy Code, or otherwise, and any such rights shall be settled, compromised, and released pursuant to the Plan. Specifically, pursuant to section 510 of the Bankruptcy Code, the Reorganized Debtors reserve the right to re-classify any Allowed Claim in accordance with any contractual, legal, or equitable subordination relating thereto.

C.	Compromise and Settlement of Claims and Controversies

Pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan or any distribution to be made on account of an Allowed Claim, the provisions of the Plan shall constitute a good faith compromise of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a holder of a Claim or Interest may have with respect to any Allowed Claim. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that any such compromise or settlement, including the Substantive Consolidation Settlement, is in the best interests of the Debtors, their Estates, and holders of Claims and Interests and is fair, equitable, and reasonable. In accordance with the provisions of the Plan, pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019(a), without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors may compromise and settle Claims against them and Causes of Action against other Entities.

D.	RELEASES BY THE DEBTORS

NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, AND PURSUANT TO SECTION 1123(B) OF THE BANKRUPTCY CODE, ON THE EFFECTIVE DATE AND EFFECTIVE AS OF THE EFFECTIVE DATE, FOR GOOD AND VALUABLE CONSIDERATION, THE ADEQUACY OF WHICH IS HEREBY CONFIRMED, INCLUDING: (1) THE SETTLEMENT, RELEASE, AND COMPROMISE OF DEBT AND ALL OTHER GOOD AND VALUABLE CONSIDERATION PAID PURSUANT HERETO; AND (2) THE SERVICES OF THE DEBTORS’ PRESENT AND FORMER OFFICERS, DIRECTORS, MANAGERS, AND ADVISORS IN FACILITATING THE EXPEDIENT IMPLEMENTATION OF THE RESTRUCTURING TRANSACTIONS CONTEMPLATED HEREBY, EACH OF THE DEBTORS, THE REORGANIZED DEBTORS AND THE DEBTORS’ ESTATES (INCLUDING ALL PARTIES CLAIMING DERIVATIVELY OR THROUGH THE DEBTOR OR THE REORGANIZED DEBTORS OR THEIR ESTATES) OR THEIR AFFILIATES DISCHARGE AND RELEASE AND SHALL BE DEEMED TO HAVE PROVIDED A FULL DISCHARGE AND RELEASE TO EACH RELEASED PARTY AND THEIR RESPECTIVE PROPERTY (THE “DEBTOR RELEASE”) FROM ANY AND ALL CLAIMS, OBLIGATIONS, DEBTS, RIGHTS, SUITS, DAMAGES, REMEDIES, RIGHTS OF SETOFF, CAUSES OF ACTION, AND LIABILITIES WHATSOEVER (INCLUDING ANY DERIVATIVE CLAIMS ASSERTED ON BEHALF OF THE DEBTORS) WHETHER KNOWN OR UNKNOWN, MATURED OR UNMATURED, FORESEEN OR UNFORESEEN, LIQUIDATED OR UNLIQUIDATED, CONTINGENT OR NON-CONTINGENT, EXISTING AS OF THE EFFECTIVE DATE IN LAW, EQUITY OR OTHERWISE, WHETHER FOR TORT, CONTRACT VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS OR OTHERWISE, ARISING FROM OR RELATED IN ANY WAY TO THE DEBTORS, THE SECURITIES PURCHASE AGREEMENTS, THE PLAN SUPPORT AGREEMENT, THE RESTRUCTURING TRANSACTIONS, THE CHAPTER 11 CASES, THE ISSUANCE OF ANY SECURITY OF THE DEBTORS, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR INTEREST THAT IS TREATED IN THE PLAN, THE BUSINESS OR CONTRACTUAL ARRANGEMENTS BETWEEN ANY DEBTOR, ANY RELEASED PARTIES, THE RESTRUCTURING OF CLAIMS AND INTERESTS PRIOR TO OR IN THE CHAPTER

11 CASES, THE NEGOTIATION, FORMULATION OR PREPARATION OF THE PLAN, THE DISCLOSURE STATEMENT, THE PLAN SUPPLEMENT, THE PLAN SUPPORT AGREEMENT, THE SECURITIES PURCHASE AGREEMENTS, OR RELATED AGREEMENTS, INSTRUMENTS, OR OTHER DOCUMENTS, UPON ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE, INCLUDING THOSE THAT ANY OF THE DEBTORS WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR THAT ANY HOLDER OF A CLAIM OR AN INTEREST OR OTHER ENTITY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT ON BEHALF OF THE DEBTORS OR ANY OF THEIR ESTATES; PROVIDED, HOWEVER, THAT THE FOREGOING DEBTOR RELEASE SHALL NOT OPERATE TO WAIVE OR RELEASE ANY CLAIMS OR LIABILITIES OF ANY DEBTOR: (1) ARISING UNDER ANY CONTRACTUAL OBLIGATION OWED TO THE DEBTORS, INCLUDING UNDER THE SECURITIES PURCHASE AGREEMENTS, THE PLAN SUPPORT AGREEMENT OR THE EXIT FACILITY; (2) EXPRESSLY SET FORTH IN AND PRESERVED BY THE PLAN, THE PLAN SUPPLEMENT, OR RELATED DOCUMENTS; OR (3) CONSTITUTING INTERCOMPANY CLAIMS THAT ARE REINSTATED PURSUANT TO THE PLAN. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE PLAN DOES NOT RELEASE ANY CAUSES OF ACTION THAT THE DEBTORS OR THE REORGANIZED DEBTORS HAVE OR MAY HAVE NOW OR IN THE FUTURE AGAINST ANY PARTY (INCLUDING, BUT NOT LIMITED TO, A RELEASED PARTY) ARISING OUT OF OR RELATING TO ANY ACT OR OMISSION OF A RELEASED PARTY THAT CONSTITUTES WILLFUL MISCONDUCT OR GROSS NEGLIGENCE, EACH AS DETERMINED BY A FINAL ORDER OF THE BANKRUPTCY COURT.

ENTRY OF THE CONFIRMATION ORDER SHALL CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL, PURSUANT TO BANKRUPTCY RULE 9019, OF THE DEBTOR RELEASE, WHICH INCLUDES BY REFERENCE EACH OF THE RELATED PROVISIONS AND DEFINITIONS CONTAINED HEREIN, AND FURTHER, SHALL CONSTITUTE THE BANKRUPTCY COURT’S FINDING THAT THE DEBTOR RELEASE IS: (1) IN EXCHANGE FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY THE RELEASING PARTIES; (2) A GOOD FAITH SETTLEMENT AND COMPROMISE OF THE CLAIMS RELEASED BY THE DEBTOR RELEASE; (3) IN THE BEST INTERESTS OF THE DEBTORS AND ALL HOLDERS OF CLAIMS AND INTERESTS; (4) FAIR, EQUITABLE AND REASONABLE; (5) GIVEN AND MADE AFTER DUE NOTICE AND OPPORTUNITY FOR HEARING; AND (6) A BAR TO ANY OF THE DEBTORS OR THE REORGANIZED DEBTORS ASSERTING ANY CLAIM OR CAUSE OF ACTION RELEASED PURSUANT TO THE DEBTOR RELEASE.

E.	RELEASES BY HOLDERS OF CLAIMS

NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, ON THE EFFECTIVE DATE AND AS OF THE EFFECTIVE DATE, THE

RELEASING PARTIES DISCHARGE AND RELEASE (AND EACH ENTITY SO DISCHARGED AND RELEASED SHALL BE DEEMED DISCHARGED AND RELEASED BY THE RELEASING PARTIES) (THE “THIRD PARTY RELEASE”) THE REORGANIZED DEBTORS, THEIR ESTATES, THEIR RESPECTIVE PROPERTY, AND THE RELEASED PARTIES AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS AND THEIR RESPECTIVE PROPERTY FROM ANY AND ALL CLAIMS, INTERESTS, OBLIGATIONS, DEBTS, RIGHTS, SUITS, DAMAGES, REMEDIES, CAUSES OF ACTION, AND LIABILITIES WHATSOEVER, INCLUDING ANY DERIVATIVE CLAIMS ASSERTED ON BEHALF OF THE RELEASING PARTY, WHETHER KNOWN OR UNKNOWN, MATURED OR UNMATURED, FORESEEN OR UNFORESEEN, EXISTING OR HEREINAFTER ARISING, IN LAW, EQUITY, OR OTHERWISE, WHETHER FOR TORT, CONTRACT, VIOLATION OF FEDERAL OR STATE SECURITIES LAW OR OTHERWISE, ARISING FROM OR RELATED IN ANY WAY TO THE DEBTORS, THE SECURITIES PURCHASE AGREEMENTS, THE PLAN SUPPORT AGREEMENT, THE RESTRUCTURING TRANSACTIONS, THE CHAPTER 11 CASES, THE ISSUANCE OF ANY SECURITY OF THE DEBTORS, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR INTEREST THAT IS TREATED IN THE PLAN, THE BUSINESS OR CONTRACTUAL ARRANGEMENTS BETWEEN ANY DEBTOR, ANY RELEASED PARTIES, THE RESTRUCTURING OF CLAIMS AND INTERESTS PRIOR TO OR IN THE CHAPTER 11 CASES, THE NEGOTIATION, FORMULATION OR PREPARATION OF THE PLAN, THE DISCLOSURE STATEMENT, THE PLAN SUPPLEMENT, THE PLAN SUPPORT AGREEMENT, THE SECURITIES PURCHASE AGREEMENTS, OR RELATED AGREEMENTS, INSTRUMENTS, OR OTHER DOCUMENTS, UPON ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE, INCLUDING THOSE THAT ANY OF THE DEBTORS WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN ITS OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR THAT ANY HOLDER OF A CLAIM OR AN INTEREST OR OTHER ENTITY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT ON BEHALF OF ITSELF, THE DEBTORS OR ANY OF THEIR ESTATES; PROVIDED, HOWEVER, THAT THE FOREGOING THIRD PARTY RELEASE SHALL NOT OPERATE TO RELEASE CLAIMS, OBLIGATIONS, DEBTS, RIGHTS, SUITS, DAMAGES, REMEDIES, CAUSES OF ACTION, AND LIABILITIES OF ANY RELEASING PARTY: (1) AGAINST A RELEASING PARTY OR A PARTY RELEASING UNDER THIS THIRD PARTY RELEASE ARISING FROM ANY CONTRACTUAL OBLIGATIONS OWED TO THE RELEASING PARTY OR LIABILITIES OF ANY RELEASING PARTY; (2) ARISING UNDER THE SECURITIES PURCHASE AGREEMENTS OR THE PLAN SUPPORT AGREEMENT; (3) EXPRESSLY SET FORTH IN AND PRESERVED BY THE PLAN, THE PLAN SUPPLEMENT, OR RELATED DOCUMENTS; OR (4) AGAINST A PROFESSIONAL WITH RESPECT TO SUCH PROFESSIONAL’S FINAL FEE APPLICATION OR ACCRUED PROFESSIONAL COMPENSATION CLAIMS IN THESE CHAPTER 11 CASES. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE RELEASES SET FORTH ABOVE DO NOT RELEASE ANY (1) POST-EFFECTIVE DATE OBLIGATIONS OF ANY PARTY

UNDER THE PLAN OR ANY DOCUMENT, INSTRUMENT, OR AGREEMENT (INCLUDING THOSE SET FORTH IN THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT THE PLAN, OR (2) CLAIMS ARISING UNDER THE SECURITIES PURCHASE AGREEMENTS. FOR THE AVOIDANCE OF DOUBT, NOTHING IN THIS PARAGRAPH SHALL IN ANY WAY AFFECT THE OPERATION OF ARTICLE VIII.A OF THE PLAN, PURSUANT TO SECTION 1141(D) OF THE BANKRUPTCY CODE.

NOTWITHSTANDING ANYTHING IN THE PLAN, NO PERSON SHALL BE DISCHARGED, RELEASED, OR RELIEVED FROM ANY LIABILITY ARISING UNDER ERISA OR THE INTERNAL REVENUE CODE SOLELY WITH RESPECT TO THE A&P PENSION PLANS AS A RESULT OF THE DEBTORS’ REORGANIZATION PROCEEDINGS OR CONFIRMATION OF THE PLAN. NOR SHALL THE PENSION BENEFIT GUARANTY CORPORATION, THE A&P PENSION PLANS, OR ANY OTHER PERSON BE ENJOINED OR PRECLUDED FROM ENFORCING ANY LIABILITY ARISING UNDER ERISA OR THE INTERNAL REVENUE CODE SOLELY WITH RESPECT TO THE A&P PENSION PLANS AS A RESULT OF THE DEBTORS’ REORGANIZATION PROCEEDINGS, THE PLAN’S PROVISIONS OR THE PLAN’S CONFIRMATION.

NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE PLAN DOES NOT RELEASE ANY CAUSES OF ACTION THAT THE DEBTORS OR THE REORGANIZED DEBTORS HAVE OR MAY HAVE NOW OR IN THE FUTURE AGAINST ANY PARTY (INCLUDING, BUT NOT LIMITED TO, A RELEASED PARTY) ARISING OUT OF OR RELATING TO ANY ACT OR OMISSION OF A RELEASED PARTY THAT CONSTITUTES WILLFUL MISCONDUCT OR GROSS NEGLIGENCE, EACH AS DETERMINED BY A FINAL ORDER OF THE BANKRUPTCY COURT.

ENTRY OF THE CONFIRMATION ORDER SHALL CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL, PURSUANT TO BANKRUPTCY RULE 9019, OF THE THIRD PARTY RELEASE, WHICH INCLUDES BY REFERENCE EACH OF THE RELATED PROVISIONS AND DEFINITIONS CONTAINED HEREIN, AND FURTHER, SHALL CONSTITUTE THE BANKRUPTCY COURT’S FINDING THAT THE THIRD PARTY RELEASE IS: (1) IN EXCHANGE FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY THE RELEASING PARTIES; (2) A GOOD FAITH SETTLEMENT AND COMPROMISE OF THE CLAIMS RELEASED BY THE THIRD PARTY RELEASE; (3) IN THE BEST INTERESTS OF THE DEBTORS AND ALL HOLDERS OF CLAIMS AND INTERESTS; (4) FAIR, EQUITABLE AND REASONABLE; (5) GIVEN AND MADE AFTER DUE NOTICE AND OPPORTUNITY FOR HEARING; AND (6) A BAR TO ANY RELEASING PARTIES ASSERTING ANY CLAIM OR CAUSE OF ACTION RELEASED PURSUANT TO THE THIRD PARTY RELEASE.

F.	WAIVER OF STATUTORY LIMITATIONS ON RELEASES

EACH OF THE RELEASING PARTIES IN EACH OF THE RELEASES CONTAINED IN ARTICLE VIII.D AND ARTICLE VIII.E ABOVE EXPRESSLY ACKNOWLEDGES THAT ALTHOUGH ORDINARILY A GENERAL RELEASE MAY NOT EXTEND TO CLAIMS WHICH THE RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR, WHICH IF KNOWN BY IT MAY HAVE MATERIALLY AFFECTED ITS SETTLEMENT WITH THE PARTY RELEASED, THEY HAVE CAREFULLY CONSIDERED AND TAKEN INTO ACCOUNT IN DETERMINING TO ENTER INTO THE ABOVE RELEASES THE POSSIBLE EXISTENCE OF SUCH UNKNOWN LOSSES OR CLAIMS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH RELEASING PARTY EXPRESSLY WAIVES ANY AND ALL RIGHTS CONFERRED UPON IT BY ANY STATUTE OR RULE OF LAW WHICH PROVIDES THAT A RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CLAIMANT DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY IT MAY HAVE MATERIALLY AFFECTED ITS SETTLEMENT WITH THE RELEASED PARTY, INCLUDING, WITHOUT LIMITATION, THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542. THE RELEASES CONTAINED IN ARTICLE VIII.D AND ARTICLE VIII.E ARE EFFECTIVE REGARDLESS OF WHETHER THOSE RELEASED MATTERS ARE PRESENTLY KNOWN, UNKNOWN, SUSPECTED OR UNSUSPECTED, FORESEEN OR UNFORESEEN.

G.	EXCULPATION

THE EXCULPATED PARTIES SHALL NEITHER HAVE, NOR INCUR ANY LIABILITY TO ANY ENTITY FOR ANY ACT TAKEN OR OMITTED TO BE TAKEN IN CONNECTION WITH, OR RELATED TO FORMULATING, NEGOTIATING, PREPARING, DISSEMINATING, IMPLEMENTING, ADMINISTERING, CONFIRMING OR EFFECTING THE EFFECTIVE DATE OF THE PLAN, THE DISCLOSURE STATEMENT, THE SECURITIES PURCHASE AGREEMENTS, THE PLAN SUPPORT AGREEMENT, THE RESTRUCTURING TRANSACTIONS, THE ISSUANCE AND/OR DISTRIBUTION OF NEWCO EQUITY, THE NEW SECOND LIEN NOTES, THE REPLACEMENT SECOND LIEN NOTES, IF APPLICABLE, THE NEW CONVERTIBLE THIRD LIEN NOTES, THE INVESTMENT WARRANTS OR ANY CONTRACT, INSTRUMENT, RELEASE OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH THE PLAN OR ANY OTHER PRE-PETITION OR POST-PETITION ACT TAKEN OR OMITTED TO BE TAKEN IN CONNECTION WITH OR IN CONTEMPLATION OF THE PLAN OR THE RESTRUCTURING OF THE DEBTORS (COLLECTIVELY, “EXCULPATED CLAIMS”); PROVIDED, THAT THE FOREGOING PROVISIONS OF THIS EXCULPATION SHALL HAVE NO EFFECT ON (A) ANY POST-EFFECTIVE DATE OBLIGATIONS OF ANY PARTY UNDER THE PLAN OR ANY DOCUMENT, INSTRUMENT OR AGREEMENT (INCLUDING THOSE SET FORTH IN THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT THE PLAN OR (B) THE LIABILITY OF ANY ENTITY THAT RESULTS FROM ANY SUCH ACT OR OMISSION THAT IS DETERMINED IN A FINAL ORDER TO HAVE CONSTITUTED GROSS

NEGLIGENCE OR WILLFUL MISCONDUCT; PROVIDED, FURTHER, THAT EACH EXCULPATED PARTY SHALL BE ENTITLED TO RELY UPON THE ADVICE OF COUNSEL CONCERNING HIS, HER OR ITS DUTIES PURSUANT TO, OR IN CONNECTION WITH, THE PLAN; PROVIDED FURTHER, THAT THE FOREGOING “EXCULPATION” SHALL NOT APPLY TO ANY ACTS OR OMISSIONS EXPRESSLY SET FORTH IN AND PRESERVED BY THE PLAN, THE PLAN SUPPLEMENT OR RELATED DOCUMENTS, EXCEPT FOR ACTS OR OMISSIONS OF RELEASING PARTIES.

H.	INJUNCTION

EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER, ALL ENTITIES WHO HAVE HELD, HOLD OR MAY HOLD CLAIMS, INTERESTS, CAUSES OF ACTION OR LIABILITIES THAT: (1) ARE SUBJECT TO COMPROMISE AND SETTLEMENT PURSUANT TO THE TERMS OF THE PLAN; (2) HAVE BEEN RELEASED PURSUANT TO ARTICLE VIII.D HEREOF; (3) HAVE BEEN RELEASED PURSUANT TO ARTICLE VIII.E; (4) ARE SUBJECT TO EXCULPATION PURSUANT TO ARTICLE VIII.G HEREOF, INCLUDING EXCULPATED CLAIMS (BUT ONLY TO THE EXTENT OF THE EXCULPATION PROVIDED IN ARTICLE VIII.E); OR (5) ARE OTHERWISE STAYED OR TERMINATED PURSUANT TO THE TERMS OF THE PLAN, ARE PERMANENTLY ENJOINED AND PRECLUDED, FROM AND AFTER THE EFFECTIVE DATE, FROM: (A) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND, INCLUDING ON ACCOUNT OF ANY CLAIMS, INTERESTS, CAUSES OF ACTIONS OR LIABILITIES THAT HAVE BEEN COMPROMISED OR SETTLED AGAINST THE DEBTORS, THE REORGANIZED DEBTORS, OR ANY ENTITY SO RELEASED OR EXCULPATED (OR THE PROPERTY OR ESTATE OF ANY ENTITY, DIRECTLY OR INDIRECTLY, SO RELEASED OR EXCULPATED) ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY RELEASED, SETTLED, COMPROMISED, OR EXCULPATED CLAIMS, INTERESTS, CAUSES OF ACTION OR LIABILITIES; (B) ENFORCING, ATTACHING, COLLECTING, OR RECOVERING BY ANY MANNER OR MEANS ANY JUDGMENT, AWARD, DECREE, OR ORDER AGAINST THE DEBTORS, THE REORGANIZED DEBTOR, OR ANY ENTITY SO RELEASED OR EXCULPATED (OR THE PROPERTY OR ESTATES OF THE DEBTORS, THE REORGANIZED DEBTORS, OR ANY ENTITY SO RELEASED OR EXCULPATED) ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH RELEASED, SETTLED, COMPROMISED, OR EXCULPATED CLAIMS, INTERESTS, CAUSES OF ACTION, OR LIABILITIES; (C) CREATING, PERFECTING OR ENFORCING ANY LIEN, CLAIM, OR ENCUMBRANCE OF ANY KIND AGAINST THE DEBTORS, THE REORGANIZED DEBTORS, OR ANY ENTITY SO RELEASED OR EXCULPATED (OR THE PROPERTY OR ESTATES OF THE DEBTORS, THE REORGANIZED DEBTORS, OR ANY ENTITY SO RELEASED OR EXCULPATED) ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH RELEASED, SETTLED, COMPROMISED, OR EXCULPATED CLAIMS, EQUITY INTERESTS, CAUSES OF ACTION, OR LIABILITIES; (D) ASSERTING ANY RIGHT OF

SETOFF, SUBROGATION, OR RECOUPMENT OF ANY KIND AGAINST ANY OBLIGATION DUE FROM THE DEBTORS, THE REORGANIZED DEBTORS, OR ANY ENTITY SO RELEASED OR EXCULPATED (OR THE PROPERTY OR ESTATES OF THE DEBTORS, THE REORGANIZED DEBTORS, OR ANY ENTITY SO RELEASED OR EXCULPATED) ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH RELEASED, SETTLED, COMPROMISED, OR EXCULPATED CLAIMS, INTERESTS, CAUSES OF ACTION OR LIABILITIES UNLESS SUCH HOLDER HAS FILED A TIMELY PROOF OF CLAIM WITH THE BANKRUPTCY COURT PRESERVING SUCH RIGHT OF SETOFF PURSUANT TO SECTION 553 OF THE BANKRUPTCY CODE OR OTHERWISE; AND (E) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND AGAINST THE DEBTORS, THE REORGANIZED DEBTORS, THE INVESTORS OR ANY ENTITY SO RELEASED OR EXCULPATED (OR THE PROPERTY OR ESTATES OF THE DEBTORS, THE REORGANIZED DEBTORS, OR ANY ENTITY SO RELEASED OR EXCULPATED) ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH RELEASED, SETTLED, COMPROMISED, OR EXCULPATED CLAIMS, INTERESTS, CAUSES OF ACTION, OR LIABILITIES RELEASED, SETTLED OR COMPROMISED PURSUANT TO THE PLAN; PROVIDED THAT NOTHING CONTAINED HEREIN SHALL PRECLUDE AN ENTITY FROM OBTAINING BENEFITS DIRECTLY AND EXPRESSLY PROVIDED TO SUCH ENTITY PURSUANT TO THE TERMS OF THE PLAN; PROVIDED, FURTHER, THAT NOTHING CONTAINED HEREIN SHALL BE CONSTRUED TO PREVENT ANY ENTITY FROM DEFENDING AGAINST CLAIMS OBJECTIONS OR COLLECTION ACTIONS WHETHER BY ASSERTING A RIGHT OF SETOFF OR OTHERWISE TO THE EXTENT PERMITTED BY LAW.

I.	Protection Against Discriminatory Treatment

Consistent with section 525 of the Bankruptcy Code and paragraph 2 of Article VI of the United States Constitution, no Governmental Unit shall discriminate against the Reorganized Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Reorganized Debtors, or another Entity with whom such Reorganized Debtors have been associated, solely because one of the Debtors has been a debtor under chapter 11, has been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtor is granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

J.	Indemnification

Notwithstanding anything in the Plan to the contrary, all indemnification provisions currently in place (whether in the Securities Purchase Agreements, by-laws, certificates of incorporation, articles of limited partnership, board resolutions, contracts, or otherwise) for the directors, officers, employees, attorneys, other professionals, and agents of the Debtors that served in such capacity from and after the Commencement Date and such directors’ and officers’ respective affiliates, shall be reinstated (or assumed, as the case may be), and shall survive effectiveness of the Plan.

K.	Recoupment

In no event shall any holder of Claims or Interests be entitled to recoup any Claim or Interest against any Claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such holder actually has performed such recoupment and provided notice thereof in writing to the Debtors on or before the Confirmation Date, notwithstanding any indication in any Proof of Claim or Interest or otherwise that such holder asserts, has, or intends to preserve any right of recoupment.

L.	Release of Liens

Except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released, and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtor and its successors and assigns.

M.	Reimbursement or Contribution

If a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code is (i) disallowed by the Bankruptcy Court or (ii) contingent as of the Effective Date, then such Claim shall be forever disallowed notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Effective Date (1) such Claim has been adjudicated as noncontingent or (2) the relevant holder of a Claim has filed a noncontingent Proof of Claim on account of such Claim and a Final Order has been entered determining such Claim as no longer contingent.

ARTICLE IX.

CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN

A.	Conditions Precedent to the Effective Date

It shall be a condition to the Effective Date that the following conditions shall have been satisfied or waived pursuant to Article IX.B hereof:

1. the Bankruptcy Court shall have approved the Disclosure Statement, in a manner acceptable to the Debtors and the Investors, as containing adequate information with respect to the Plan within the meaning of section 1125 of the Bankruptcy Code and such order shall be in full force and effect and shall have become a Final Order;

2. the Confirmation Order: (i) shall be entered by the Bankruptcy Court on or before March 30, 2012 (as such date may be extended with the consent of the Debtors and the Investors, which consent shall not be unreasonably withheld or delayed); (ii) shall include the provisions in

Exhibit D to the Securities Purchase Agreements and otherwise be in form and substance acceptable to the Investors; and (iii) shall be in full force and effect and, unless waived by the Investors, shall have become a Final Order;

3. the Plan and Plan Supplement, including any amendments, modifications, or supplements thereto, shall be in form and substance reasonably acceptable to the Investors and shall not have been modified without the consent of the Investors (such consent not to have been unreasonably withheld in the case of a modification that is not adverse to the Investors);

4. the Transaction Expenses (as defined and provided in the Securities Purchase Agreements), to the extent not previously paid, shall be paid concurrently with the Effective Date in Cash in accordance with the terms of the Securities Purchase Agreements as approved by the Securities Purchase Agreements Order;

5. the Commitment Fee shall be paid concurrently with the Effective Date to Liberty Harbor and Mount Kellett, as provided in the Securities Purchase Agreements;

6. the Debtors shall have obtained an Exit Facility on terms as provided in the Securities Purchase Agreements and the Plan, and on terms and conditions reasonably acceptable to the Investors, and all conditions precedent to the consummation of the Exit Facility shall have been waived or satisfied in accordance with the terms thereof and the closing of the Exit Facility shall occur concurrently with the Effective Date;

7. with respect to all actions, documents, Certificates, and agreements necessary to implement the Plan (a) all conditions precedent to such documents and agreements shall have been satisfied or waived pursuant to the terms of such documents or agreements, (b) such documents, Certificates and agreements shall have been tendered for delivery, (c) to the extent required, such documents, Certificates and agreements shall have been filed with and approved by any applicable Governmental Units in accordance with applicable laws, and (d) such actions, documents, Certificates and agreements shall have been effected or executed;

8. the Cash payable pursuant to Article III.C.1.c shall be distributed on the Effective Date as provided herein;

9. all conditions to the effectiveness of the Securities Purchase Agreements shall have been satisfied or waived in accordance with the terms thereof; and

10. all other “Conditions to Investors’ Obligations at Closing” identified in section 5.1 of the Securities Purchase Agreements shall have been satisfied or waived by the Investors in accordance with the terms thereof.

B.	Waiver of Conditions Precedent

Subject to the terms of the Securities Purchase Agreements, the Debtors (in consultation with the Creditors’ Committee and the DIP Facility Administrative Agent) and the Investors may jointly waive any of the conditions to the Effective Date set forth in Article IX.A, other than the condition set forth in Article IX.A.8 (unless consented to by the Consenting Noteholders in accordance with the Plan Support Agreement) at any time without any notice to other parties in interest and without any further notice to or action, order, or approval of the Bankruptcy Court, and without any formal action other than proceeding to confirm or consummate the Plan.

C.	Effect of Non-Occurrence of Conditions to Consummation

If prior to Consummation, the Confirmation Order is vacated pursuant to a Final Order, then except as provided in any order of the Bankruptcy Court vacating the Confirmation Order, the Plan will be null and void in all respects, and nothing contained in the Plan or Disclosure Statement shall (1) constitute a waiver or release of any Claims, Interests, or Causes of Action, (2) prejudice in any manner the rights of any Debtor or any other Entity, or (3) constitute an admission, acknowledgment, offer, or undertaking of any sort by any Debtor or any other Entity.

ARTICLE X.

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

1. allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests;

2. decide and resolve all matters related to the granting and denying, in whole or in part, of any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan; provided, however, that from and after the Effective Date, the payment of the fees and expenses of any professionals of the Reorganized Debtors shall be made in the ordinary course of business and shall not be subject to Bankruptcy Court review or approval;

3. resolve any matters related to Executory Contracts or Unexpired Leases, including: (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable, and to hear, determine, and, if necessary, liquidate, any Cure or Claims arising therefrom, including pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; (c) the Reorganized Debtors’ amendment, modification, or supplement, after the Effective Date, pursuant to Article V, of the list of Executory Contracts and Unexpired Leases to be assumed or rejected or otherwise; and (d) any dispute regarding whether a contract or lease is or was executory or expired;

4. ensure that distributions to holders of Allowed Claims are accomplished pursuant to the provisions of the Plan and adjudicate any and all disputes arising from or relating to distributions under the Plan;

5. adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

6. adjudicate, decide, or resolve any and all matters related to Causes of Action of the Debtors or brought by or against the Reorganized Debtors;

7. adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;

8. enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan, the Plan Supplement or the Disclosure Statement;

9. enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

10. grant any consensual request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code;

11. resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan;

12. enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of all contracts, instruments, releases, indentures, and other agreements or documents approved by Final Order in the Chapter 11 Cases;

13. issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan;

14. resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, exculpation, injunctions, and other provisions contained in Article VIII above and enter such orders as may be necessary or appropriate to implement such releases, exculpation, injunctions, and other provisions;

15. resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the holder of a Claim for amounts not timely repaid pursuant to Article VII.D.1 above;

16. enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

17. determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan or the Disclosure Statement;

18. enter an order or Final Decree concluding or closing the Chapter 11 Cases;

19. consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

20. determine requests for the payment of Claims and Interests entitled to priority pursuant to section 507 of the Bankruptcy Code;

21. hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan or the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with the Plan;

22. hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

23. hear and determine all disputes involving the existence, nature, or scope of the Debtors’ discharge, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;

24. hear and determine matters related to the Securities Purchase Agreements and related agreements;

25. except as otherwise limited herein, recover all assets of the Debtors and property of the Estates, wherever located;

26. enforce all orders previously entered by the Bankruptcy Court; and

27. hear any other matter not inconsistent with the Bankruptcy Code.

ARTICLE XI.

MISCELLANEOUS PROVISIONS

A.	No Stay of Confirmation Order

The Confirmation Order shall contain a waiver of any stay of enforcement otherwise applicable, including pursuant to Bankruptcy Rules 3020(e), 6004(h), 6006(d) and 7062.

B.	Modification of Plan

Subject to the limitations contained in the Plan and the terms and conditions of the Securities Purchase Agreements: (1) the Debtors (in consultation with the Creditors’ Committee and the DIP Facility Administrative Agent) reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan prior to the entry of the

Confirmation Order, including amendments or modifications to satisfy section 1129(b) of the Bankruptcy Code; and (2) after the entry of the Confirmation Order, the Debtors (in consultation with the Creditors’ Committee and the DIP Facility Administrative Agent) or the Reorganized Debtors, as the case may be, may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

C.	Revocation or Withdrawal of Plan

The Debtors (in consultation with the Creditors’ Committee and the DIP Facility Administrative Agent) reserve the right, subject to, and in accordance with, the terms and conditions of each of the Securities Purchase Agreements and the Securities Purchase Agreements Order, to revoke or withdraw the Plan before the Confirmation Date and to file subsequent chapter 11 plans. If the Debtors revoke or withdraw the Plan, or if Confirmation, Consummation or the Effective Date does not occur, then (1) the Plan shall be null and void in all respects, (2) any settlement or compromise embodied in the Plan, assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant hereto will be null and void in all respects, and (3) nothing contained in the Plan shall (a) constitute a waiver or release of any Claims, Interests, or Causes of Action, (b) prejudice in any manner the rights of any Debtor or any other Entity, or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by any Debtor or any other Entity.

D.	Confirmation of the Plan

The Debtors request Confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any Impaired Class that does not accept the Plan pursuant to section 1126 of the Bankruptcy Code. The Debtors (in consultation with the Creditors’ Committee and the DIP Facility Administrative Agent) reserve the right to amend the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

E.	Additional Documents

On or before the Effective Date and subject to the terms and conditions of the Securities Purchase Agreements, the Debtors (in consultation with the Creditors’ Committee and the DIP Facility Administrative Agent) with the consent of the Investors (such consent shall not be unreasonably withheld or delayed) may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and the Securities Purchase Agreements. The Debtors (in consultation with the Creditors’ Committee and the DIP Facility Administrative Agent), with the consent of the Investors (such consent shall not be unreasonably withheld or delayed), or the Reorganized Debtors, as applicable, and all holders of Claims receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan and the Securities Purchase Agreements.

F.	Payment of Statutory Fees

All fees payable pursuant to 28 U.S.C. §1930(a), as determined by the Bankruptcy Court at a hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first.

G.	Dissolution of Creditors’ Committee

On the Effective Date, the Creditors’ Committee shall dissolve automatically, and its members shall be released and discharged from all rights, duties, responsibilities, and liabilities arising from, or related to, the Chapter 11 Cases; provided, however, that the Creditors’ Committee shall be deemed to remain in existence solely with respect to the final fee applications filed in connection with Article II.B and the Creditors’ Committee shall have the right to be heard on all issues relating to such final fee applications.

H.	Reservation of Rights

Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the holders of Claims or Interests prior to the Effective Date.

I.	Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, affiliate, officer, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

J.	Service of Documents

1. After the Effective Date, any pleading, notice, or other document required by the Plan to be served on or delivered to the Reorganized Debtors shall be served on:

Debtors	Counsel to the Debtors

The Great Atlantic & Pacific Tea Company, Inc. 2 Paragon Drive Montvale, NJ 07645 Attn.: Christopher W. McGarry, General Counsel

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn.:    James H.M. Sprayregen, P.C.

    Paul M. Basta, Esq.

    Ray C. Schrock, Esq.

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

Attn.:    James J. Mazza, Jr., Esq.

Counsel to the Creditors’ Committee	Counsel to the Convertible Noteholders

Milbank, Tweed, Hadley & McCloy LLP 1 Chase Manhattan Plaza New York, NY 10005 Attn.: Dennis F. Dunne, Esq. Matthew S. Barr, Esq. Abhilash M. Raval, Esq Michael E. Comerford, Esq.	Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, NY 10038 Attn.: Kristopher M. Hansen, Esq. Jayme T. Goldstein, Esq.

Counsel to the Second Lien Trustee	Counsel to DIP Facility Lenders

Brown Rudnick LLP 7 Times Square New York, NY 10036 Attn: Edward S. Weisfelner, Esq. Daniel J. Saval, Esq.	Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Attn.: Donald S. Bernstein, Esq. Marshall S. Huebner

United States Trustee	Counsel to Yucaipa

Office of the United States Trustee U.S. Department of Justice 33 Whitehall Street, 21st Floor Attn.: Susan Golden, Esq. Richard Morrissey, Esq.	Latham & Watkins LLP 355 S. Grand Ave Los Angeles, CA 90071 Attn: Robert Klyman, Esq.

K.	TERM OF INJUNCTIONS OR STAYS

UNLESS OTHERWISE PROVIDED IN THE PLAN OR IN THE CONFIRMATION ORDER, ALL INJUNCTIONS OR STAYS IN EFFECT IN THE CHAPTER 11 CASES PURSUANT TO SECTIONS 105 OR 362 OF THE BANKRUPTCY

CODE OR ANY ORDER OF THE BANKRUPTCY COURT, AND EXISTING ON THE CONFIRMATION DATE (EXCLUDING ANY INJUNCTIONS OR STAYS CONTAINED IN THE PLAN OR THE CONFIRMATION ORDER) SHALL REMAIN IN FULL FORCE AND EFFECT UNTIL THE EFFECTIVE DATE. ALL INJUNCTIONS OR STAYS CONTAINED IN THE PLAN OR THE CONFIRMATION ORDER SHALL REMAIN IN FULL FORCE AND EFFECT IN ACCORDANCE WITH THEIR TERMS.

L.	Entire Agreement

Except as otherwise indicated, the Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects (other than the Securities Purchase Agreements), all of which have become merged and integrated into the Plan.

Notwithstanding anything to the contrary in the Plan (including any amendments, supplements, or modifications to the Plan) or the Confirmation Order (and any amendments, supplements, or modifications thereto) or an affirmative vote to accept the Plan submitted by any Investor, nothing contained in the Plan (including any amendments, supplements, or modifications thereto) shall diminish, reduce or negatively impact the rights of the Investors under the Securities Purchase Agreements.

M.	Plan Supplement Exhibits

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. After the exhibits and documents are filed, copies of such exhibits and documents shall be made available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from http://www.kccllc.net/APTEA or the Bankruptcy Court’s website at www.nysb.uscourts.gov. Unless otherwise ordered by the Bankruptcy Court, to the extent any exhibit or document in the Plan Supplement is inconsistent with the terms of any part of the Plan that does not constitute the Plan Supplement, such part of the Plan that does not constitute the Plan Supplement shall control.

N.	Severability

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted (subject to the reasonable consent of the Investors). Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation (subject to the reasonable consent of the Investors). The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is (1) valid and enforceable pursuant to its terms, (2) integral to the Plan and may not be deleted or modified without the Debtors’ consent (in consultation with the Creditors’ Committee and the DIP Facility Administrative Agent) and the consent of the Investors, and (3) nonseverable and mutually dependent.

The remainder of this page is intentionally left blank.

Montvale, New Jersey

Dated: February 17, 2012

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. (For itself and all other Debtors)

By:	/s/ Frederic F. Brace
Name:	Frederic F. Brace
Title:	Chief Financial Officer, Chief Administrative Officer, and Chief Restructuring Officer

Exhibit A

Union Protections in Term Sheets

Exhibit B

Unsecured Creditor Contingent Recovery Pool